As filed with the Securities and Exchange Commission on July 13, 2001              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                AGCO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                3523                                    58-1960019
(State or Other Jurisdiction of        (Primary Standard Industrial         (I.R.S. Employer Identification Number)
Incorporation or Organization)          Classification Code Number)

                            4205 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096
                                 (770) 813-9200
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code of Registrant's Principal Executive Offices)

                                STEPHEN D. LUPTON
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                AGCO CORPORATION
                            4205 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096
                                 (770) 813-9200
          (Address, Including Zip Code, and Telephone Number, Including
                        Area Codes of Agent For Service)

                                 WITH A COPY TO:
                           W. BRINKLEY DICKERSON, JR.
                              TROUTMAN SANDERS LLP
                        BANK OF AMERICA PLAZA, SUITE 5200
                             600 PEACHTREE STREET NE
                             ATLANTA, GEORGIA 30308
                                 (404) 885-3000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the effective date of this Registration Statement.

         If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with
General Instruction G, please check the following box.   [ ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.   [ ]

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE    PROPOSED MAXIMUM OFFERING  PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
          TO BE REGISTERED              REGISTERED        PRICE PER SECURITY(1)        OFFERING PRICE (1)      REGISTRATION FEE (2)
---------------------------------      ------------    -------------------------  ---------------------------  --------------------
9 1/2% Senior Notes due 2008           $250,000,000              100%                    $250,000,000               $62,500

Guarantees of the 9 1/2% Senior Notes  $250,000,000               (4)                        (4)                      (4)
due 2008 (3)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(2) Pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended, the registration fee has been estimated based on the book value of the securities to be received by the registrant in exchange for the securities to be issued hereunder in the exchange offer described herein.
(3)  See inside facing page for table of registrant guarantors.
(4) Pursuant to Rule 457(n), no additional registration fee is required in respect of the guarantees.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         TABLE OF ADDITIONAL REGISTRANTS

     The following domestic subsidiaries of AGCO Corporation are guarantors of the new notes and are co-registrants:

                                                                                                         PRIMARY STANDARD
                                                                                   I.R.S. EMPLOYER           INDUSTRY
                                                   STATE OF INCORPORATION          IDENTIFICATION       CLASSIFICATION CODE
   NAME OF ADDITIONAL REGISTRANT                      OF ORGANIZATION                  NUMBER                 NUMBER
   -----------------------------                   ----------------------          ---------------      -------------------
Ag-Chem Equipment Canada, Ltd.                           Minnesota                  41-1904930                 3523
Ag-Chem Equipment Co., Inc.                              Delaware                   41-1999471                 3523
Ag-Chem Equipment International, Inc.                    Minnesota                  66-0414993                 3523
Ag-Chem Manufacturing Co., Inc.                          Minnesota                  41-1389426                 3523
Ag-Chem Sales Co., Inc.                                  Minnesota                  41-1891119                 3523
AGCO Ventures LLC                                        Delaware                   58-2549363                 3523
Hay & Forage Industries                                  Kansas                     48-1157966                 3523
Hesston Ventures Corporation                             Kansas                     48-1038470                 3523
Lor*Al Products, Inc.                                    Minnesota                  41-1703718                 3523

                             ----------------------

                              C/O AGCO CORPORATION
                            4205 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096
                                 (770) 813-9200
  (Address, including zip code, and telephone number, including area codes for each of the co-registrant's principal executive offices)

                             ----------------------

                                STEPHEN D. LUPTON
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                AGCO CORPORATION
                            4205 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096
                                 (770) 813-9200
  (Address, including zip code, and telephone number, including area codes of agent for service for each co-registrant)

                             ----------------------

                                 WITH A COPY TO:
                           W. BRINKLEY DICKERSON, JR.
                              TROUTMAN SANDERS LLP
                        BANK OF AMERICA PLAZA, SUITE 5200
                             600 PEACHTREE STREET NE
                             ATLANTA, GEORGIA 30308
                                 (404) 885-3000

The information in the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED       , 2001

PROSPECTUS

                                AGCO CORPORATION

                                OFFER TO EXCHANGE
                                  $250,000,000

                          9 1/2% SENIOR NOTES DUE 2008
           WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                    FOR $250,000,000 OUTSTANDING UNREGISTERED
                          9 1/2% SENIOR NOTES DUE 2008

     We are offering to exchange $250,000,000 aggregate principal amount of registered 9 1/2% senior notes due 2008, which we refer to as the new notes, for $250,000,000 aggregate principal amount of unregistered 9 1/2% senior notes due 2008, which we refer to as the old notes. The terms of the new notes are identical in all material respects to the terms of the old notes except that the new notes have been registered under the Securities Act of 1933 and, therefore, the transfer restrictions applicable to the old notes are not applicable to the new notes.

-        Our offer to exchange old notes for new notes will be open until 5:00
         p.m., New York City time, on            , 2001, unless we extend the
         offer.

- We will exchange all outstanding old notes that are validly tendered and not validly withdrawn prior to the expiration date of the exchange offer. You should carefully review the procedures for tendering the old notes beginning on page 15 of this prospectus.

- If you fail to tender your old notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

- The exchange of old notes for new notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes.

-        We will not receive any proceeds from the exchange offer.

- No public market currently exists for the notes. We do not intend to list the new notes on any securities exchange and, therefore, no active public market is anticipated.

- Each broker-dealer that receives new notes for its own account in this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal to be used in connection with this exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker- dealer for use in connection with any such resale. See "Plan of Distribution" starting on page 58 of this prospectus.

                          -----------------------------

         INVESTING IN THE NEW NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE NEW NOTES.

                          -----------------------------

         NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is        , 2001.

                          -----------------------------

                                TABLE OF CONTENTS

                                                              PAGE
                                                              ----
WHERE YOU CAN FIND MORE INFORMATION......................      ii
FORWARD-LOOKING STATEMENTS...............................      iv
SUMMARY..................................................      1
RISK FACTORS.............................................      8
USE OF PROCEEDS..........................................      14
THE EXCHANGE OFFER.......................................      15
DESCRIPTION OF THE NEW NOTES.............................      24
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES............      55
PLAN OF DISTRIBUTION.....................................      58
LEGAL MATTERS............................................      59
EXPERTS..................................................      59

                          -----------------------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS OR THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THEN. WE ARE NOT MAKING AN OFFER TO SELL THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       WHERE YOU CAN FIND MORE INFORMATION

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we disclose important information to you by referring to those documents. This prospectus incorporates the following documents by reference to the following SEC filings:

         For AGCO, these documents include:

                  - Annual Report on Form 10-K for the year ended December 31, 2000 dated April 2, 2001.

                  -        Current Report on Form 8-K dated April 2, 2001.

                  -        Current Report on Form 8-K dated April 3, 2001.

                  -        Definitive Proxy Statement dated April 4, 2001.

                  -        Current Report on Form 8-K dated April 11, 2001.

                  -        Current Report on Form 8-K dated April 16, 2001.

                  -        Quarterly Report on Form 10-Q dated May 15, 2001.

                  -        Current Report on Form 8-K dated July 12, 2001.

                  -        Quarterly Report on Form 10-Q dated August   , 2001.

         For Ag-Chem Equipment Co., Inc., a company acquired by us on April 16, 2001, these documents include:

                  -        Current Report on Form 8-K dated April 2, 2001.

         All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of the offering are incorporated by reference into and are made a part of this prospectus from the date of filing of those documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

         In addition, we will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents (other than exhibits to documents that are not specifically incorporated by reference in the documents). Please direct such requests to AGCO Corporation, 4205 River Green Parkway, Duluth, Georgia, 30096,
Attn: Secretary, (770) 813-9200.

         IF YOU WOULD LIKE TO REQUEST DOCUMENTS, YOU MUST DO SO BY NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER. THE EXCHANGE
OFFER WILL EXPIRE ON          , 2001.

         This prospectus is a part of a registration statement filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement. For further information about us and about the notes, you should consult the registration statement, including the exhibits and schedules. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and therefore you should review the full text of these documents.

         We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

         Judiciary Plaza                         Citicorp Center                    Seven World Trade Center
         Room 1024                               500 West Madison Street            13th Floor
         450 Fifth Street, NW                    Suite 1400                         New York, NY 10048
         Washington, D.C. 20549                  Chicago, Illinois 60661

         These documents are also available for viewing and copying at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

         Reports, proxy statements and other information concerning Ag-Chem may be inspected at:

         The National Association of Securities Dealers
         1735 K Street, N.W.
         Washington, D.C. 20006

         Copies of our reports, proxy statements and other information and Ag-Chem's reports, proxy statements and other information may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding AGCO. The address of the SEC Website is http://www.sec.gov.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains numerous forward-looking statements about the financial condition, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or capital and other expenditures, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our stock and debt securities and other matters. The words "estimate," "project," "intend," "expect," "believe," "forecast" or similar expressions, or the negative of these terms or expressions, are intended to identify these forward-looking statements, but some of these statements use other phrasing. In addition, any statement in this prospectus that is not a historical fact is a "forward-looking statement." Except as required by law, we expressly disclaim any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Such forward-looking statements, wherever they occur in this prospectus, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. In addition to the specific risk factors described in the section entitled "Risk Factors," important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

         -        general economic and capital market conditions;
         -        the demand for agricultural products;
         -        the levels of new and used field inventories;
         -        weather conditions;
         -        interest and foreign currency exchange rates;
         -        the conversion to the Euro;
         -        pricing and product actions taken by competitors;
         -        customer access to credit;
         -        production disruptions;
         -        supply and capacity constraints;
         -        our cost reduction and control initiatives;
         -        our research and development efforts;
         -        dealer and distributor actions;
         -        technological difficulties; and
         - political and economic uncertainty in various areas of the world.

                                     SUMMARY

         This summary highlights all material information from the prospectus. It may not contain all of the information that is important to you. For a more complete understanding of this exchange offer, you should read this entire prospectus and the other documents to which it refers to fully understand the terms of the new notes and the exchange offer. As used in this prospectus, the terms "we," "us," "AGCO" and "our company" refer to AGCO Corporation.

                                AGCO CORPORATION

         We manufacture and distribute agricultural equipment and related replacement parts throughout the world. We sell a full range of agricultural equipment, including tractors, combines, hay tools, self-propelled sprayers, forage equipment and implements. Our products are widely recognized in the agricultural equipment industry and are marketed under the following brand names: AGCO(R), AGCO(R) Allis, Fendt, Massey Ferguson(R), Hesston(R), White, GLEANER(R), New Idea(R), AGCOSTAR(R), Tye(R), Farmhand(R), Glencoe(R), Spra-Coupe(R) and Willmar(R). We distribute our products through a combination of approximately 7,750 independent dealers and distributors, associates and licensees. In addition, we provide retail financing in North America, the United Kingdom, France, Germany, Spain, Ireland and Brazil through our finance joint ventures with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.

                             ACQUISITION OF AG-CHEM

         On April 16, 2001, we acquired Ag-Chem Equipment Co., Inc., which we refer to as Ag-Chem, for approximately $247 million in stock and cash. Ag-Chem manufactures and distributes off-road equipment primarily for use in fertilizing agricultural crops, applying crop protection chemicals, and to a lesser extent, for industrial waste treatment applications and other industrial uses. Ag-Chem generates a majority of its consolidated revenues from the sale of self-propelled, three- and four-wheeled vehicles and related equipment for use in the application of liquid and dry fertilizers and crop protection chemicals. The acquisition of Ag-Chem provides us with the opportunity to become the leading manufacturer and distributor of self-propelled fertilizer and chemical sprayers for pre-emergent and post-emergent applications.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

         On April 17, 2001, we completed an offering of $250 million principal amount of 9 1/2% senior notes due 2008 that was exempt from the registration requirements of the Securities Act of 1933. In connection with that private offering, we entered into a registration rights agreement with the initial purchasers of the original notes in which we agreed, among other things, to deliver this prospectus to you and to use our commercially reasonable efforts to complete this exchange offer by September 14, 2001.

The exchange offer................. We are offering to exchange $1,000 principal amount of our registered 9 1/2% senior notes
                                    due 2008, which we refer to as the new
                                    notes, for each outstanding $1,000 principal
                                    amount of our unregistered 9 1/2% senior
                                    notes due 2008, which we refer to as the old
                                    notes.

                                    The terms of the new notes are identical in all material respects to the terms of the old notes except that:

                                    -        the new notes have been registered
                                             under the federal securities laws
                                             and, therefore, the transfer
                                             restrictions applicable to the old
                                             notes are not applicable to the new
                                             notes and the new notes will not
                                             bear any legend restricting their
                                             transfer; and

                                    -        the holders of the new notes will
                                             not be entitled to certain rights
                                             under the registration rights
                                             agreement, including the provisions
                                             for an increase in the interest
                                             rate on the outstanding notes in
                                             some circumstances relating to the
                                             timing of the exchange offer.

                                    We sometimes refer to the new notes and the old notes together as the "notes." As of the date of this prospectus, $250 million principal amount of old notes are outstanding.

                                    If you wish to exchange an old note, you must properly tender it in accordance with the terms described in this prospectus. Old notes may be tendered only in $1,000 increments. We will exchange all old notes that are validly tendered and are not validly withdrawn and will cause the exchange to be effected promptly after the expiration of the exchange offer. See "The Exchange Offer -- Terms of the Exchange Offer."

                                    Upon completion of the exchange offer, there may be no market for the old notes and you may have difficulty selling them. See "Risk Factors -- If an active trading market does not develop for the new notes, you may be unable to sell the new notes or to sell them at a price you deem sufficient."

Registration rights agreement....   We are making this exchange offer in order
                                    to satisfy our obligation under the
                                    registration rights agreement, entered into
                                    on April 11, 2001, to cause our registration
                                    statement to become effective under the
                                    Securities Act. You are entitled to exchange
                                    your old notes for new notes with
                                    substantially identical terms. After this
                                    exchange offer is complete, you will
                                    generally no longer be entitled to any
                                    registration rights with respect to your
                                    notes.

Expiration date..................   The exchange offer will expire at 5:00 p.m.,
                                    New York City time, on             , 2001,
                                    unless we extend the exchange offer.

Procedures for tendering old
notes...........................    If you wish to participate in the exchange
                                    offer, you must either:

                                    -        complete, sign and date an original
                                             or faxed letter of transmittal in
                                             accordance with the instructions in
                                             the letter of transmittal
                                             accompanying this prospectus; or

                                    -        arrange for The Depository Trust
                                             Company to transmit required
                                             information to the exchange agent
                                             in connection with a book-entry
                                             transfer.

                                    Then you must mail, fax or deliver all
                                    required documentation to SunTrust Bank, which is acting as the exchange agent for the exchange offer. The exchange agent's address appears on the letter of transmittal. By tendering your old notes in either of these matters, you will represent to and agree with us that:

                                    -        you are acquiring the new notes in
                                             the ordinary course of your
                                             business;

                                    -        you are not engaged in, and you do
                                             not intend to engage in, the
                                             distribution (within the meaning of
                                             the federal securities laws) of the
                                             new notes;

                                    -        you have no arrangement or
                                             understanding with anyone to
                                             participate in a distribution of
                                             the new notes; and

                                    -        you are not an "affiliate," as
                                             defined in Rule 405 under the
                                             Securities Act, of AGCO.

                                    See "The Exchange Offer -- Procedures for
                                    Tendering."

                                    If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that you acquired as a result of your market-making or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of these new notes.

Special procedures for beneficial
owners............................. If you are a beneficial owner of old notes that are held by or registered in the name
                                    of a broker, dealer, commercial bank, trust
                                    company or other nominee or custodian and
                                    you wish to tender your old notes, you
                                    should contact your intermediary entity
                                    promptly and instruct it to tender the old
                                    notes on your behalf.

Guaranteed delivery procedures..... If you desire to tender old notes in this exchange offer and:

                                    -        the old notes are not immediately
                                             available;

                                    -        time will not permit delivery of
                                             the old notes and all required
                                             documents to the exchange agent on
                                             or prior to the expiration date; or

                                    -        the procedures for book-entry
                                             transfer cannot be completed on a
                                             timely basis,

                                    you may nevertheless tender the old notes, provided that you comply with all of the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Resale of new notes................ Based on an interpretation by the staff of the SEC set forth in no-action letters
                                    issued to third parties, we believe that you
                                    can resell and transfer your new notes
                                    without compliance with the registration and
                                    prospectus delivery requirements of the
                                    Securities Act, if you can make the
                                    representations that appear above under the
                                    heading "--Procedures for tendering old
                                    notes."

                                    We cannot guarantee that the SEC would make a similar decision about this exchange offer. If our belief is wrong, or if you cannot truthfully make the representations appearing above, and you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes from such requirements, you may incur liability under the Securities
                                    Act. We are not indemnifying you against this liability.

Accrued interest on the new notes
and old notes...................... The new notes will bear interest from the most recent date to which interest has been
                                    paid on the old notes. If your old notes are
                                    accepted for exchange, then you will receive
                                    interest on the new notes and not on the old
                                    notes.

Conditions to this exchange offer.. This exchange offer is not subject to any conditions other than that it does not
                                    violate applicable law or any applicable interpretation of the SEC. We are not conditioning the exchange offer on the tender of any minimum principal amount of old notes.

Withdrawal rights.................. You may withdraw the tender of your old notes at any time prior to the expiration
                                    date.

Appraisal rights................... You will not be entitled to any appraisal or dissenters' rights nor any other right to
                                    seek monetary damages in court in connection
                                    with the exchange offer. See "The Exchange
                                    Offer -- Terms of the Exchange Offer."

U.S. federal income tax
consequences....................... The exchange of notes will not constitute a taxable exchange for U.S. federal income tax
                                    purposes. For a discussion of other U.S.
                                    federal income tax consequences resulting
                                    from the exchange, ownership and disposition
                                    of the new notes, see "Material U.S. Federal
                                    Income Tax Consequences."

Use of proceeds.................... We will not receive any proceeds from the issuance of new notes in this exchange
                                    offer. We will pay all registration expenses
                                    incident to the exchange offer.

Exchange agent..................... SunTrust Bank is serving as exchange agent in connection with this exchange offer.
                                    SunTrust Bank also serves as trustee under the indenture that governs the notes.

                      SUMMARY OF THE TERMS OF THE NEW NOTES

         The following is a summary of the terms of the new notes. The terms of the new notes are the same in all material respects to the terms of the old notes, except that the new notes will be registered under the Securities Act and, therefore, the transfer restrictions applicable to the old notes will not be applicable to the new notes and will not bear any legends restricting their transfer. In addition, the new notes generally will not be entitled to registration under the Securities Act. The new notes will evidence the same debt as the old notes and both the old notes and the new notes are governed by the same indenture. Both the old notes and the new notes will be treated as a single class of notes should any old notes remain outstanding following this exchange offer.

Issuer............................. AGCO Corporation.

Notes offered...................... $250,000,000 aggregate principal amount of 9 1/2% senior notes due 2008.

Maturity date...................... May 1, 2008.

Interest payment dates............. May 1 and November 1 of each year, commencing November 1, 2001.

Guarantees......................... Our domestic subsidiaries existing on

                                    April 17, 2001, other than Massey Ferguson
                                    Corp., AGCO Funding Corporation and AGCO
                                    Acceptance Corporation, will guarantee the notes on an unsecured basis. The subsidiary guarantees will rank pari passu in right of payment to all existing and future unsecured senior indebtedness of the guarantors. If we acquire or invest in additional domestic operating subsidiaries in the future, those subsidiaries generally will not be required to guarantee the notes.

Optional redemption..............   On or after May 1, 2005, we may redeem the
                                    notes, in whole or in part, initially at 104.75% of their principal amount, plus accrued interest, declining to 100% of their principal amount, plus accrued interest, on or after May 1, 2007.

Change of control................   If a change of control of our company
                                    occurs, we will be required to make an offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued interest to the date of repurchase.

Ranking..........................   The notes will be general, unsecured senior
                                    obligations and will rank pari passu in
                                    right of payment to all of our existing and future senior indebtedness. However, the notes will be effectively subordinated to our secured indebtedness, including borrowings under our revolving credit facility, and to indebtedness of our non-guarantor subsidiaries. As of June 30, 2001, we had $ million of secured indebtedness under our revolving credit facility and our non-guarantor subsidiaries had liabilities, including trade payables but excluding borrowings under the revolving credit facility, of $ million. The notes will rank senior in right of payment to any existing and future subordinated indebtedness, including our 8 1/2% senior subordinated notes due 2006.

Restrictive Covenants............   The indenture governing the notes contains
                                    covenants that limit our ability and that of our restricted subsidiaries to, among other things:

                                    -        incur additional indebtedness;

                                    -        pay dividends or make distributions
                                             or certain other restricted
                                             payments;

                                    -        make certain investments;

                                    -        create dividend or other payment
                                             restrictions affecting restricted
                                             subsidiaries;

                                    -        guarantee indebtedness;

                                    -        enter into transactions with
                                             stockholders or affiliates;

                                    -        create liens;

                                    -        sell assets;

                                    -        engage in sale-leaseback
                                             transactions; and

                                    -        enter into certain mergers and
                                             consolidations.

                                    These covenants are subject to a number of important exceptions and qualifications.

                                  RISK FACTORS

         Investing in the notes involves significant risks. You should carefully consider the specific risk factors described in "Risk Factors" before investing in the new notes.

                             ADDITIONAL INFORMATION

         We were incorporated in Delaware in April 1991. Our executive offices are located at 4205 River Green Parkway, Duluth, Georgia 30096, and our telephone number is (770) 813-9200.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


         Set forth below are our selected historical consolidated financial data. We derived our historical consolidated statements of operations data for the quarters ended March 31, 2001 and March 31, 2000 and the balance sheet data as of March 31, 2001 from our unaudited consolidated financial statements. Our historical consolidated statements of operations and balance sheet data for the fiscal years ended December 31, 2000, 1999, 1998, 1997 and 1996 are derived from our audited consolidated financial statements, which were audited by Arthur Andersen, LLP, independent public accountants. The data set forth below should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" as filed in our Annual Report on Form 10-K filed with the SEC on April 2, 2001, and our historical consolidated financial statements and accompanying notes. The historical financial data may not be indicative of our future performance. Amounts in millions, except ratio data.

                                                              QUARTER ENDED MARCH 31,
                                                              -----------------------
                                                               2001            2000
                                                              -------         -------
                                                                    (UNAUDITED)
OPERATING DATA:
Net sales .................................................   $ 532.1         $ 534.8
Cost of goods sold ........................................     449.6           457.7
                                                              -------         -------

       Gross profit .......................................      82.5            77.1
Selling, general and administrative expenses ..............      56.7            58.9
Engineering expenses ......................................      11.9            10.5
Restructuring and other infrequent expenses ...............       2.3             1.9
Amortization of intangibles ...............................       3.9             3.8
                                                              -------         -------
       Income from operations .............................       7.7             2.0
Interest expense, net .....................................      13.9            11.4
Other expense, net ........................................       7.6            12.3
                                                              -------         -------
Income (loss) before income taxes, equity in
   net earnings of  affiliates  and  extraordinary loss ...     (13.8)          (21.7)
Income tax provision (benefit) ............................      (5.2)           (8.7)
                                                              -------         -------
Income (loss) before equity in net earnings
  of affiliates and extraordinary loss ....................      (8.6)          (13.0)
Equity in net earnings of affiliates ......................       2.8             2.3
                                                              -------         -------
       Income (loss) before extraordinary loss ............   $  (5.8)        $ (10.7)
                                                              =======         =======

OTHER FINANCIAL DATA:
Depreciation and amortization .............................   $  17.0         $  19.0
Capital expenditures ......................................       4.5             7.5
Interest expense, gross ...................................      17.0            14.4
Dividends received from affiliates ........................        --              --
EBITDA, as adjusted (2) ...................................      22.9            20.7
Ratio of earnings to fixed charges(3) .....................        --              --

                                                                                   YEAR ENDED DECEMBER 31,
                                                              --------------------------------------------------------------
                                                                 2000         1999          1998        1997          1996
                                                              ---------    ---------      --------    --------      --------
OPERATING DATA:
Net sales .................................................   $ 2,336.1    $ 2,436.4      $2,970.8    $3,253.9      $2,342.7
Cost of goods sold ........................................     1,959.5      2,078.7       2,431.5     2,585.5       1,872.7
                                                              ---------    ---------      --------    --------      --------

       Gross profit .......................................       376.6        357.7         539.3       668.4         470.0
Selling, general and administrative expenses ..............       228.2        233.2         274.3       280.1         212.7
Engineering expenses ......................................        45.6         44.6          56.1        54.1          27.7
Restructuring and other infrequent expenses ...............        21.9         24.5          40.0        18.2          22.3
Amortization of intangibles ...............................        15.1         14.8          13.2        12.1           5.8
                                                              ---------    ---------      --------    --------      --------
       Income from operations .............................        65.8         40.6         155.7       303.9         201.5
Interest expense, net .....................................        46.6         57.6          67.7        53.5          32.7
Other expense, net ........................................        33.1         15.2          13.7         4.7          (2.8)
                                                              ---------    ---------      --------    --------      --------
Income (loss) before income taxes, equity in
   net earnings of  affiliates  and  extraordinary loss ...       (13.9)       (32.2)         74.3       245.7         171.6
Income tax provision (benefit) ............................        (7.6)       (10.2)         27.5        87.5          59.9
                                                              ---------    ---------      --------    --------      --------
Income (loss) before equity in net earnings
  of affiliates and extraordinary loss ....................        (6.3)       (22.0)         46.8       158.2         111.7
Equity in net earnings of affiliates ......................         9.8         10.5          13.8        12.6          17.7
                                                              ---------    ---------      --------    --------      --------
       Income (loss) before extraordinary loss ............   $     3.5    $   (11.5)     $   60.6    $  170.8(1)   $  129.4(1)
                                                              =========    =========      ========    ========      ========

OTHER FINANCIAL DATA:
Depreciation and amortization .............................   $    69.7    $    76.8      $   79.7    $   72.0      $   53.5
Capital expenditures ......................................        57.7         44.2          61.0        72.1          45.2
Interest expense, gross ...................................        60.3         71.4          81.5        70.7          46.5
Dividends received from affiliates ........................         9.7         12.9          10.5          --            --
EBITDA, as adjusted (2) ...................................       154.8        158.4         286.0       406.6         293.9
Ratio of earnings to fixed charges(3) .....................          --           --           1.9x        4.2x          4.2x

                                                                        AS OF DECEMBER 31,
                                AS OF MARCH 31,   ----------------------------------------------------------------
                                    2001            2000          1999          1998          1997          1996
                                ---------------   --------      --------      --------      --------      --------
                                  (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents ..      $    5.4        $   13.3      $   19.6      $   15.9      $   31.2      $   41.7
Working  capital ...........         654.1           603.9         764.0       1,029.9         884.3         750.5
Total assets ...............       2,093.4         2,104.2       2,273.2       2,750.4       2,620.9       2,116.5
Long-term debt .............         645.8           570.2         691.7         924.2         727.4         567.1
Stockholders' equity .......         742.6           789.9         829.1         982.1         991.6         774.6

(1) Amounts for the years ended December 31, 1997 and 1996 exclude extraordinary losses, net of taxes, for the write-off of unamortized debt costs related to the refinancing of our revolving credit facility of $2.1 million in 1997 and $3.5 million in 1996.

(2) EBITDA, as adjusted, is defined as income (loss) before taxes, equity in net earnings of affiliates and extraordinary loss, plus restructuring and other infrequent expenses, certain one-time charges, interest expense (gross), dividends received from affiliates and depreciation and amortization. The one-time charges include a $5.0 million write-down of production inventory related to the closure of manufacturing facilities in 1999, a $7.1 million expense related to the initial funding of the U.S. securitization facility in the quarter ended March 31, 2000 and fiscal year 2000 and a $0.4 million expense related to a $35.0 million increase in funding under the U.S. securitization facility in the quarter ended March 31, 2001. EBITDA, as adjusted, is presented to provide additional information related to our ability to service indebtedness. EBITDA, as adjusted, should not be considered as an alternative to net income, as a measure of our operating results, or to cash flow, as a measure of our liquidity.

(3) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, equity in net earnings of affiliates and extraordinary loss plus dividends received from affiliates and fixed charges. Fixed charges consist of interest costs, including amortization of debt costs, and an estimate of the interest cost in rental expense. The deficiency of the earnings to fixed charges was $13.8 million and $21.7 million for the quarters ended March 31, 2001 and March 31, 2000, respectively, and $4.2 million and $19.3 million for the twelve months ended December 31, 2000 and 1999, respectively.

                                  RISK FACTORS

         You should read and carefully consider the risks described in this section, as well as the other information contained in or incorporated by reference in this prospectus, before making a decision to tender your old notes in exchange for new notes in this exchange offer.

                       RISKS RELATED TO OUR INDEBTEDNESS

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR ABILITY TO PERFORM OUR OBLIGATIONS UNDER THE NOTES.

         We have now and will continue to have a significant amount of indebtedness. As of June 30, 2001, we have a total indebtedness of approximately
$     million, stockholders' equity of $     million, and a ratio of debt to
equity of [ to ].

         Our substantial indebtedness could have important consequences to you. For example, it could:

         - make it more difficult for us to satisfy our obligations with respect to the notes;

         - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of our cash flow to fund future working capital, capital expenditures, acquisitions and other general corporate purposes;

         - increase our vulnerability to general adverse economic and industry conditions;

         - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

         - restrict us from making strategic acquisitions, including introducing new products or pursuing business opportunities;

         - place us at a competitive disadvantage compared to our competitors that have relatively less indebtedness; and

         - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds or pay cash dividends. Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations.

DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL INCUR SUBSTANTIALLY MORE INDEBTEDNESS, INCLUDING SECURED INDEBTEDNESS. INCURRING MORE INDEBTEDNESS COULD INTENSIFY THE RISKS DESCRIBED ABOVE.

         Subject to the restrictions in our revolving credit facility, the indenture governing our 8 1/2% senior subordinated notes and the indenture governing the notes, we may incur significant additional indebtedness. Although the terms of the indenture governing the notes, the indenture governing our outstanding 8 1/2% senior subordinated notes and our revolving credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and indebtedness incurred in compliance with these restrictions could be substantial. The indenture governing the notes permits us to create liens on our current or after-acquired assets to secure certain indebtedness, including our revolving credit facility. Our revolving credit facility is secured by a majority of our assets, including a portion of the capital stock of certain foreign subsidiaries. Accordingly, any borrowings under our revolving credit facility or other secured indebtedness would be effectively senior to the notes and the guarantees of the notes. In the event of our liquidation or insolvency, or if any of our secured indebtedness is accelerated, the secured assets will be available to pay obligations on the notes only after the secured indebtedness has been paid in full. Accordingly, there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. In addition, borrowings of our restricted subsidiaries that do not guarantee the notes, whether secured or not, will be effectively senior to the notes. As of June 30,
2001, we had approximately $     million of secured indebtedness under our
revolving credit facility and $     million of additional permitted borrowings
under our revolving credit facility. In addition, as of June 30, 2001, our non-guarantor restricted subsidiaries' liabilities (other than borrowings under
the revolving credit facility) were $     million. If new debt is added to our
and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL, AND WE MAY NOT BE ABLE TO GENERATE THE CASH REQUIRED TO SERVICE OUR INDEBTEDNESS.

         Our historical financial results have been, and our future financial results are expected to be, subject to substantial fluctuations. We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated revenue growth and operating improvements will be realized or that future borrowings will be available to us under our revolving credit facility in amounts sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. If we are unable to meet our debt service obligations or fund other liquidity needs, we may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity or seek additional equity capital. Our ability to pay or to refinance our indebtedness, including the notes, will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that we will be able to pay or refinance our indebtedness on commercially reasonable terms, or at all.

RESTRICTIVE COVENANTS IN OUR DEBT INSTRUMENTS RESTRICT OR PROHIBIT OUR ABILITY TO ENGAGE IN OR ENTER INTO A VARIETY OF TRANSACTIONS, WHICH COULD ADVERSELY AFFECT US.

         The indenture governing the notes will contain various covenants that limit, among other things, our ability to:

         -        incur additional indebtedness;

         - pay dividends or make distributions or certain other restricted payments;

         -        make certain investments;

         - create dividend or other payment restrictions affecting restricted subsidiaries;

         -        issue or sell capital stock of restricted subsidiaries;

         -        guarantee indebtedness;

         -        enter into transactions with stockholders or affiliates;

         -        create liens;

         -        sell assets;

         -        engage in sale-leaseback transactions; and

         -        enter into certain mergers and consolidations.

         The indenture for the 8 1/2% senior subordinated notes and our revolving credit facility contain similar and additional restrictive covenants. The covenants could have an adverse effect on our business by limiting our ability to take advantage of financing, merger and acquisition or other corporate opportunities and to fund our operations.

A BREACH OF A COVENANT IN OUR DEBT INSTRUMENTS COULD CAUSE ACCELERATION OF A SIGNIFICANT PORTION OF OUR OUTSTANDING INDEBTEDNESS.

         A breach of a covenant or other provision in any debt instrument governing our current or future indebtedness could result in a default under such instruments. In addition, our revolving credit facility requires us to maintain certain financial ratios, which become more restrictive over the life of the facility. Our ability to comply with these covenants may be affected by events beyond our control, and we cannot assure you that we will be able to comply with these covenants. Upon the occurrence of an event of default under the revolving credit facility or any other debt instrument, the lenders could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them, if any, to secure the indebtedness. If the lenders under our current or future indebtedness accelerate the payment of the indebtedness, we cannot assure you that our assets would be sufficient to repay in full our outstanding indebtedness, including the notes.

THE SUBSIDIARY GUARANTORS HAVE LIMITED ASSETS, AND FUTURE DOMESTIC OPERATING SUBSIDIARIES GENERALLY WILL NOT BE OBLIGATED TO EXECUTE SUBSIDIARY GUARANTEES. ACCORDINGLY, THE SUBSIDIARY GUARANTEES MAY NOT PROVIDE YOU WITH SUFFICIENT PROTECTION.

         Our domestic subsidiaries existing on April 17, 2001, other than Massey Ferguson Corp., AGCO Funding Corporation and AGCO Acceptance Corporation, are guarantors of the notes. As of June 30, 2001, the subsidiary guarantors had aggregate assets of approximately $____ million and our non-guarantor subsidiaries had aggregate assets of approximately $____ million. In the future, if we acquire or invest in additional domestic operating subsidiaries, those subsidiaries generally will not be required to guarantee the notes. Accordingly, the subsidiary guarantees may not provide sufficient funds to pay the notes in full if claims are made against the subsidiary guarantors.

FRAUDULENT CONVEYANCE LAWS MAY PERMIT COURTS TO VOID GUARANTEES OF THE NOTES IN SPECIFIC CIRCUMSTANCES.

         Federal and state statutes may allow courts, under specific circumstances, to void the guarantees of the notes. These courts could require you to return payments received from the subsidiary guarantors in the event of the subsidiary guarantors' bankruptcy or other financial difficulty. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the notes could be voided, or claims in respect of a guarantee could be subordinated to all other indebtedness of any subsidiary that is the guarantor if, among other things, at the time the subsidiary guarantor incurred the debt evidenced by its guarantee, the subsidiary guarantor:

         - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee, and

                  - was insolvent or was rendered insolvent by reason of such incurrence;

                  - was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

                  - intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay such debts as they mature.

         In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.

         The measure of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor of the notes would be considered insolvent if:

                  - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

                  - the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and matured; or

                  -        it could not pay its debts as they become due.

         A court is likely to find that a guarantor of the notes did not receive fair consideration or reasonably equivalent value for its guarantee to the extent that its liability under the guarantee is greater than the direct benefit it received from the issuance of notes. By its terms, each guarantee of the notes will limit the liability of the guarantor to the maximum amount that it can pay without the guarantee being deemed a fraudulent transfer. A court may not give effect to this limitation on liability. In that event, a court may find that the issuance of the guarantee rendered the subsidiary guarantor insolvent. If a court voids the guarantee or holds it unenforceable, you will cease to have a claim against the subsidiary guarantor and will be a creditor solely of us and the other subsidiary guarantors. If the limitation on liability is effective, the amount that the subsidiary guarantor is found to have guaranteed might be so low that there will not be sufficient funds to pay the notes in full.

         On the basis of historical financial information, recent operating results and other factors, we believe that none of the subsidiary guarantors will be insolvent, will have unreasonably small capital for the business in which it operates or will have incurred debts beyond its ability to pay such debts as they mature, as the case may be. We cannot assure you, however, what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

                         RISKS RELATING TO OUR BUSINESS

DOWNTURNS IN THE AGRICULTURAL INDUSTRY MAY HAVE A NEGATIVE IMPACT ON DEMAND FOR AGRICULTURAL EQUIPMENT, WHICH WOULD ADVERSELY AFFECT OUR GROWTH AND RESULTS OF OPERATIONS.

         Historically, the agricultural industry has been cyclical and subject to a variety of economic, governmental and weather conditions. Sales of agricultural equipment generally are related to the health of the agricultural industry, and downturns in the agricultural industry are likely to result in decreases in demand for agricultural equipment. If demand for agricultural equipment declines, our sales, growth and results of operations will be adversely affected. Agricultural equipment sales are affected by farm income, farm land values, farm cash receipts and farm profits, all of which reflect levels of commodity prices, acreage planted, crop yields, demand, government policies and government subsidies. In addition, recent outbreaks of livestock diseases in Europe, including "mad cow disease" and "hoof and mouth disease," will have an adverse affect on farm income that will in turn adversely affect sales of agricultural equipment. Agricultural equipment sales are also affected by economic conditions, interest rate and exchange rate levels and the availability of financing. Some of these factors combined with a general decline in the agricultural industry have in the past, and could in the future, result in a decline in our sales and profitability.

WE HAVE SIGNIFICANT INTERNATIONAL OPERATIONS AND, AS A RESULT, WE ARE EXPOSED TO RISKS RELATED TO LAWS OF OTHER COUNTRIES, TAXES, ECONOMIC CONDITIONS, FLUCTUATIONS IN CURRENCY RATES, LABOR SUPPLY AND RELATIONS, POLITICAL CONDITIONS AND POLICIES OF FOREIGN GOVERNMENTS. THESE RISKS MAY DELAY OR REDUCE OUR REALIZATION OF VALUE FROM OUR INTERNATIONAL OPERATIONS.

         We derived $1.7 billion, or 72%, of our revenues for the year ended December 31, 2000, from sales outside North America. The primary foreign countries in which we do business are Germany, France, Brazil, Spain and the United Kingdom. In addition, we have significant manufacturing operations in Germany, the United Kingdom, France, Denmark and Brazil. Our production costs, profit margins and competitive position are affected by the strength of the currencies in countries where we manufacture or purchase goods relative to the strength of the currencies in countries where our products are sold. Our results of operations and financial position may be adversely affected by fluctuations in foreign currency rates, taxes, local economic conditions, labor supply and relations, political conditions and policies of foreign governments, and by translations of the financial statements of our foreign subsidiaries from local currencies into U.S. dollars. Our international operations are also subject to various risks that are not present in domestic operations, including restrictions on dividends and the repatriation of funds. Additionally, trends abroad, such as farm consolidations, may affect the agricultural equipment market. Foreign developing markets may present special risks, such as unavailability of financing, inflation, slow economic growth, currency fluctuations or price controls.

WE MAY ENCOUNTER DIFFICULTIES IN INTEGRATING AG-CHEM AS A WHOLLY-OWNED SUBSIDIARY AND MAY NOT FULLY ACHIEVE, OR ACHIEVE WITHIN THE ANTICIPATED TIME FRAME, EXPECTED STRATEGIC OBJECTIVES, COST SAVINGS AND OTHER BENEFITS OF THE ACQUISITION.

         On April 16, 2001, we acquired Ag-Chem as a wholly-owned subsidiary, which previously had operated independently. It is impossible for us to predict with certainty whether, or to what extent, we will realize the anticipated benefits from this acquisition or whether we will be able to integrate Ag-Chem in a timely and effective manner. In addition:

         -        the costs of integrating Ag-Chem may be higher than we expect;

         - integration of Ag-Chem requires significant attention from our management. This diversion of management attention and any other difficulties associated with this integration could have an adverse effect on our revenues, levels of expenses and operating results after the transaction;

         - the improvement in operating income we expect may not be achieved during the time periods we expect, or at all; and

         - there are overlaps or redundancies in our and Ag-Chem's products. For example, we and Ag-Chem both manufacture a 1,000 gallon sprayer. We are pursuing a multi-brand marketing strategy for overlapping products and do not intend to discontinue production of any competing products. Although we have been successful with similar multi-brand marketing strategies in the past and expect that this multi-brand strategy will positively impact our results of operations, we may not be successful in achieving these expectations.

WE ARE SUBJECT TO EXTENSIVE ENVIRONMENTAL LAWS AND REGULATIONS, AND OUR COSTS RELATED TO COMPLIANCE WITH, OR OUR FAILURE TO COMPLY WITH, EXISTING OR FUTURE LAWS AND REGULATIONS COULD ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATION.

         We are subject to increasingly stringent environmental laws and regulations in the countries in which we operate. Such regulations govern, among other things, emissions into the air, discharges into water, the use, handling and disposal of hazardous substances, waste disposal and the remediation of soil and groundwater contamination. The European Union and the U.S. have adopted more stringent environmental regulations regarding emissions into the air. As a result, we will likely incur increased capital expenses to modify our products to comply with these regulations. Our costs of complying with these or any other current or future environmental regulations may be significant. Further, if we fail to comply with existing or future laws and regulations we may be subject to governmental or judicial fines or sanctions.

OUR LABOR FORCE IS HEAVILY UNIONIZED AND OUR CONTRACTUAL AND LEGAL OBLIGATIONS UNDER COLLECTIVE BARGAINING AGREEMENTS AND LABOR LAWS MAY SUBJECT US TO GREATER RISKS OF WORK INTERRUPTION OR STOPPAGE AND COULD IMPAIR OUR ABILITY TO ACHIEVE COST SAVINGS THROUGH RESTRUCTURING PLANS.

         Over 40% of our employees, principally at our manufacturing facilities, are represented by collective bargaining agreements with expiration dates ranging from 2001 to 2005. In addition, our acquisition of Ag-Chem may provide the labor unions representing employees at some of our facilities with opportunities to expand into non-union facilities. As a result, we may be subject to increased risks of work interruption or stoppage, and we could incur significant administrative expenses associated with union representation of our employees. In addition, existing and future collective bargaining agreements could impair our flexibility in streamlining existing manufacturing facilities and in restructuring our business.

THE AGRICULTURAL EQUIPMENT INDUSTRY IS HIGHLY SEASONAL, AND SEASONAL FLUCTUATIONS MAY CAUSE OUR RESULTS OF OPERATIONS TO FLUCTUATE SIGNIFICANTLY FROM QUARTER TO QUARTER.

         The agricultural equipment business is highly seasonal, because farmers traditionally purchase agricultural equipment in the spring and fall in conjunction with the major planting and harvesting seasons. Our net sales and income from operations have historically been the lowest in the first quarter and have increased in subsequent quarters as dealers increase inventory in anticipation of increased retail sales in the third and fourth quarters. In addition, Ag-Chem's net sales and income from operations are heavily concentrated in February, March and April, and these sales and income will not, for the most part, be reflected in our 2001 results.

WE FACE INTENSE COMPETITION, AND, IF WE ARE UNABLE TO COMPETE SUCCESSFULLY AGAINST OTHER AGRICULTURAL EQUIPMENT MANUFACTURERS, WE COULD LOSE CUSTOMERS AND OUR REVENUES MAY DECLINE.

         The agricultural equipment business is highly competitive, particularly in North America, Europe and Latin America. We compete with several large national and international companies that, like us, offer a full line of agricultural equipment, as well as with numerous short-line and specialty manufacturers and suppliers of farm equipment products. Our two key competitors, Deere & Co. and CNH Global, are substantially larger than we are and have greater financial and other resources than we do. In addition, in some markets, smaller regional competitors with significant market share in a single country or group of countries also compete with us. We cannot assure you that these competitors will not substantially increase the resources devoted to the development and marketing, including discounting, of products that compete with ours. If we are unable to compete successfully against other agricultural equipment manufacturers, we could lose customers and our revenues may decline. There can also be no assurance that consumers will continue to regard our agricultural equipment favorably, that we will be able to develop new products that appeal to consumers, or that we will be able to continue to compete successfully in the agricultural equipment business. In addition, competitive pressures in the agricultural equipment business may affect the market prices of new and used equipment, which, in turn, may adversely affect our sales margins and results of operations.

MODIFICATION OF EXISTING, OR ADOPTION OF NEW, DOMESTIC AND FOREIGN GOVERNMENTAL REGULATION OF AGRICULTURAL PRODUCTS COULD REQUIRE US TO INCREASE OUR CAPITAL EXPENDITURES AND MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         Domestic and foreign political developments and government regulations and policies directly affect the agricultural industry in the U.S. and abroad, which affects the demand for agricultural equipment. For example, a decrease or elimination of current price protections for commodities in the European Union or of subsidy payments for farmers in South America and the U.S., would likely result in a decrease in demand for agricultural equipment. If demand for agricultural equipment declines, our sales, growth and results of operations may be adversely affected.

                      RISKS RELATED TO THIS EXCHANGE OFFER

IF YOU DO NOT PROPERLY TENDER YOUR OLD NOTES FOR NEW NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED NOTES WHICH ARE SUBJECT TO TRANSFER RESTRICTIONS.

         We will only issue new notes in exchange for old notes that are timely received by the exchange agent together with all required documents. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes set forth under "The Exchange Offer -- Procedures for Tendering" and in the letter of transmittal that you will receive with this prospectus. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes.

         If you do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then you will continue to hold old notes that are subject to the existing transfer restrictions. In addition, if you tender your old notes for the purpose of participating in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. If you continue to hold any old notes after the exchange offer is completed, you may have difficulty selling them because of the restrictions on transfer and because there will be fewer old notes outstanding. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of new notes that would be issued and outstanding after we complete the exchange offer could lower the market price of the new notes.

IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE NEW NOTES, YOU MAY BE UNABLE TO SELL THE NEW NOTES OR TO SELL THEM AT A PRICE YOU DEEM SUFFICIENT.

         The new notes will be new securities for which there is no established trading market. We do not intend to list the new notes on any exchange. We cannot give you any assurance as to:

         -        the liquidity of any trading market that may develop;

         -        the ability of holders to sell their new notes; or

         - the price at which holders would be able to sell their new notes.

         Even if a trading market develops, the new notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

         -        prevailing interest rates;

         -        the number of holders of the notes;

         - the interest of securities dealers in making a market for the notes;

         -        the market for similar notes; and

         -        our financial performance.

         Finally, if a large number of holders of old notes do not tender old notes or tender old notes improperly, the limited amount of new notes that would be issued and outstanding after we complete the exchange offer could adversely affect the development of a market for the new notes.

                                 USE OF PROCEEDS

         This exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into relating to the old notes. We will not receive any proceeds from the exchange offer. You will receive, in exchange for old notes tendered by you in the exchange offer, new notes in like principal amount. The old notes tendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our outstanding debt.

         We used the net proceeds from the sale of the old notes, which were approximately $245.0 million, together with proceeds from the new revolving credit facility to refinance our old revolving credit facility.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         We sold the old notes on April 17, 2001 to Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc. and SunTrust Equitable Securities pursuant to a purchase agreement. These initial purchasers subsequently sold the old notes to:

         - "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act, in reliance on Rule 144A; and

         - persons in offshore transactions in reliance on Regulation S under the Securities Act.

         As a condition to the initial sale of the old notes, we entered into a registration rights agreement with the initial purchasers. Pursuant to the registration rights agreement, we agreed to:

         - file with the SEC by July 16, 2001 a registration statement under the Securities Act with respect to the issuance of the new notes in an exchange offer;

         - use our commercially reasonable efforts to cause the registration statement to become effective under the Securities Act on or before September 14, 2001;

         - offer the new notes in exchange for tender of the old notes as soon as practicable after the effectiveness of the registration statement; and

         - keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders.

         We agreed to issue and exchange the new notes for all old notes validly tendered and not validly withdrawn prior to the expiration of the exchange offer. Under the registration rights agreement, our obligations to register the new notes will terminate upon the completion of the exchange offer. As a result of the timely filing and the effectiveness of the registration statement, we will not have to pay certain additional interest on the old notes provided in the registration rights agreement. However, we will be required to file a "shelf" registration statement for a continuous offering by the holders of the outstanding notes if:

         - applicable interpretations of the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

         - for any other reason we do not complete the exchange offer on or before October 14, 2001;

         - an initial purchaser shall notify us within 10 days following consummation of the exchange offer that the old notes held by it are not eligible to be exchanged for new notes in the exchange offer; or

         - any holder shall notify us within 10 days following completion of the exchange offer that such holder (1) is prohibited by law or SEC policy from participating in the exchange offer,
                  (2) may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in this registration statement is not appropriate or available for such resales by such holder, or (3) is a broker-dealer and holds notes that are part of an unsold allotment from the original sale of the notes.

         If we are required to file a shelf registration statement, we will be required to use our commercially reasonable efforts to keep the registration statement effective for two years, subject to some exceptions. Other than as described above, no holder will have the right to require us to file a shelf registration statement or otherwise register such holder's notes under the federal securities laws.

         The registration rights agreement also provides that we:

         - shall make available for a period of up to 180 days after the expiration date of the exchange offer a prospectus meeting the requirements of the Securities Act to any broker-dealer or any other person, if any, with similar prospectus delivery requirements to use in connection with any resale of the new notes; and

         - shall pay all expenses incident to the exchange offer and will indemnify holders of the notes (including any broker-dealer) against specified liabilities, including liabilities under the Securities Act. A broker-dealer that delivers a prospectus to purchasers in connection with such resales will be subject to some of the civil liability provisions under the Securities Act, and will be bound by the provisions of the registration rights agreement (including certain indemnification rights).

         If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you must acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of your new notes. See "Plan of Distribution."

         This summary includes only the material terms of the registration rights agreement. For a full description, you should refer to the complete copy of the registration rights agreement, which was filed as an exhibit to our Quarterly Report on Form 10-Q that was filed with the SEC on May 15, 2001.

         The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on the trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company, which we refer to as the "Depositary" or "DTC," who desires to deliver the old notes by book-entry transfer at DTC.

TERMS OF THE EXCHANGE OFFER

         Based on the terms and conditions in this prospectus and in the letter of transmittal, we will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes properly tendered pursuant to the exchange offer and not withdrawn prior to the expiration date. Holders may tender some or all of their notes pursuant to the exchange offer, however notes may be tendered only in integral multiples of $1,000. The form and terms of the new notes are the same in all material respects as the form and terms of the old notes except that:

         - the new notes will be registered under the Securities Act and, therefore, the transfer restrictions applicable to the old notes will not be applicable to the new notes, and the new notes will not bear any legends restricting their transfer; and

         - holders of the new notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the outstanding notes in some circumstances relating to the timing of the exchange offer.

         The new notes will evidence the same indebtedness as the old notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture, which authorized the issuance of the old notes. As a result, both series of notes will be treated as a single class of debt securities under the indenture.

         As of the date of this prospectus, $250 million in aggregate principal amount of the old notes is outstanding. The entire amount is registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we
have fixed the close of business on              , 2001 as the record date for
the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. There will be no fixed record date for determining holders of the old notes entitled to participate in this exchange offer.

         In connection with the exchange offer, neither the General Corporation Law of the State of Delaware nor the indenture governing the notes gives you any appraisal or dissenters' rights nor any other right to seek monetary damages in court. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Exchange Act and the related SEC rules and regulations.

         For all relevant purposes, we will be regarded as having accepted properly tendered old notes if and when we give written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purposes of receiving the new notes from us.

         If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described under "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The "expiration date" is 5:00 p.m., New York City time on           ,
2001 unless we extend the exchange offer, in which case the expiration date is the latest date and time to which we extend the exchange offer.

         In order to extend the exchange offer, we will:

         -        notify the exchange agent of any extension by written notice;
                  and

         - issue a press release or other public announcement which would include disclosure of the approximate number of old notes deposited and which would be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

         We reserve the right:

         -        to delay accepting any old notes;

         -        to extend the exchange offer;

         - to terminate or amend the exchange offer, and not accept for exchange any old notes not previously accepted for exchange, upon the occurrence of an event described in "--Conditions of the Exchange Offer" by giving written notice to the exchange agent; or

         - to waive any conditions or otherwise amend the exchange offer in any respect, by giving written notice to the exchange agent.

         Any delay in acceptance, extension, termination or amendment will be followed as soon as practicable by a press release or other public announcement or post-effective amendment to the registration statement.

         If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement or post-effective amendment that will be distributed to the holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during the five to ten business day period.

         We will have no obligation to publish, advertise or otherwise communicate any public announcement of any delay, extension, amendment (other than amendments constituting a material change to the exchange offer) or termination that we may choose to make, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW NOTES

         The new notes will accrue cash interest on the same terms as the old notes at the rate of 9 1/2% per year from April 17, 2001, payable semi-annually in arrears on May l and November 1 of each year, commencing November 1, 2001. Old notes accepted for exchange will not receive accrued interest thereon at the time of exchange. However, each new note will bear interest from the most recent date to which interest has been paid on the old notes, or if no interest has been paid on the old notes or the new notes, from April 17, 2001.

RESALE OF THE NEW NOTES

         Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that you will be allowed to resell the new notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if :

         - you are acquiring the new notes in the ordinary course of your business;

         - you are not engaged in, and you do not intend to engage in, the distribution (within the meaning of the federal securities laws) of the new notes;

         - you have no arrangement or understanding with anyone to participate in a distribution of the new notes; and

         - you are not an "affiliate," as defined in Rule 405 under the Securities Act, of AGCO.

         To participate in the exchange offer, you must represent as the holder of outstanding notes that each of these statements is true.

         Any holder of outstanding notes who is our affiliate or who intends to participate in the exchange offer for the purpose of distributing the new notes:

         - will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above; and

         - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

         Broker-dealers receiving new notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities may not rely on this interpretation by the SEC. Such broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act and must therefore acknowledge, by signing the letter of transmittal, that they will deliver a prospectus meeting the requirements of the Securities Act in connection with resale of the new notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in this registration statement. As described above, under the registration rights agreement, we have agreed to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in this registration statement in connection with the resale of the new notes for 180 days after the expiration date of the exchange offer. See "Plan of Distribution."

         Our belief that you will be allowed to resell the new notes without registration is based on interpretations of the SEC for other exchange offers that the SEC expressed in some of the SEC's no-action letters to third parties. However, we have not asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be certain that the SEC will treat it in the same way it has treated other exchange offers in the past.

PROCEDURES FOR TENDERING

   General Procedures

         Only a holder of outstanding notes may tender notes in the exchange offer. If you wish to tender old notes you must:

         - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, or send a timely confirmation of a book-entry transfer of your old notes to the exchange agent;

         - have the signatures guaranteed if required by the letter of transmittal; and

         - mail or deliver the required documents to the exchange agent at the address appearing below under "-- Exchange Agent" for receipt prior to the expiration date.

         In addition, either:

         - certificates for your old notes must be received by the exchange agent along with the letter of transmittal;

         - a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account at DTC, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

         - you must comply with the procedures described below under "-- Guaranteed Delivery Procedures."

         THE METHOD OF DELIVERY TO THE EXCHANGE AGENT OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND THE LETTER OF TRANSMITTAL OR ANY OLD NOTES TO US. YOU MAY REQUEST THAT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE PERFORM THESE TRANSACTIONS FOR YOU.

         If you do not withdraw your tender of old notes prior to the expiration date, you will be regarded as agreeing to tender the new notes in accordance with the terms and conditions in this offer.

         If you are a beneficial owner of the old notes and your old notes are held through a broker, dealer, commercial bank, trust company or other nominee and you want to tender your old notes, you should contact your intermediary promptly and instruct it to tender the old notes on your behalf.

   Signatures and Guarantee of Signatures

         Signatures on a letter of transmittal or a notice of withdrawal described below under "-- Withdrawal of Tenders," as the case may be, must generally be guaranteed by an eligible institution. You can submit a letter of transmittal without guarantee if you tender your old notes:

         - as a registered holder and you have not completed the box titled "Special Delivery Instruction" on the letter of transmittal; or

         -        for the account of an eligible institution.

         In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be made by:

         - a member firm of a registered national securities exchange or of the National Association of Securities Dealers;

         - a commercial bank or trust company having an office or correspondent in the U.S.; or

         - an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

         If you sign the letter of transmittal even though you are not the registered holder of any old notes listed in the letter of transmittal, your notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder exactly as the registered holder's name appears on the old notes and must be guaranteed by an "eligible guarantor institution."

         In connection with any tender of old notes in definitive certificated form, if you sign the letter of transmittal or any old notes or bond powers in your capacity as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or if you are otherwise acting in a fiduciary or representative capacity, you must indicate this when signing. Unless waived by us, you must submit with the letter of transmittal evidence satisfactory to us of your authority to act in the particular capacity.

         The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's automated tender offer program to tender old notes.

   Acceptance of Tenders

         Your tender of old notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the letter of transmittal. We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your old notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at DTC with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by us in our sole discretion, which will be final and binding.

         We reserve the absolute right to reject any and all old notes not properly tendered. Nor will we accept any old notes if our acceptance of them would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes.

         Unless waived, you must cure any defects or irregularities in connection with tenders of old notes within the time period we will determine. Although we intend to notify holders of defects or irregularities in connection with tenders of old notes, neither we, the exchange agent nor anyone else will be liable for failure to give this notice. Tenders of old notes will not be deemed to have been made until any defects or irregularities have been cured or waived.

   Effect of Tendering Old Notes

         By tendering old notes pursuant to the exchange offer, you will be telling us that, among other things:

         - you have full power and authority to tender, sell, assign and transfer the old notes tendered;

         - we will acquire good title to the old notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the old notes are accepted by us;

         - you are acquiring the new notes in the ordinary course of your business;

         - you are not engaged in, and do not intend to engage in, the distribution of the new notes;

         - you have no arrangement or understanding with any person to participate in the distribution of the new notes;

         - you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purpose of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes, and you understand that you cannot rely on the position of the SEC's staff in their no-action letters;

         - you understand that a secondary resale transaction described above and any resales of new notes obtained by you in exchange for old notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or
                  Item 508 of Regulation S-K of the SEC; and

         - you are not an "affiliate," as defined in Rule 405 under the Securities Act, of AGCO.

         If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you must acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of your new notes. See "Plan of Distribution."

RETURN OF OLD NOTES

         If any tendered old notes are not accepted for any reason described in this prospectus or if old notes are withdrawn or are submitted for a greater principal amount than you desire to exchange, those old notes will be returned without expense as promptly as practicable (1) to the person who tendered them or (2) in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, the old notes will be credited to an account maintained with DTC.

BOOK-ENTRY DELIVERY PROCEDURE

         Any financial institution that is a participant in DTC's system may make book-entry deliveries of old notes by causing DTC to transfer these old notes into the exchange agent's account at DTC according to DTC's procedures for transfer. To effectively tender notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automated Tender Offer Program. DTC will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by DTC to the exchange agent stating that DTC has received an express acknowledgment from the participant in DTC tendering the old notes that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against the participant. The exchange agent will make a request to establish an account for the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus.

         A delivery of old notes through a book-entry transfer into the exchange agent's account at DTC will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "-- Exchange Agent" for its receipt on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent.

GUARANTEED DELIVERY PROCEDURES

         If you wish to tender your old notes and (1) your old notes are not readily available so you can meet the expiration date deadline or (2) you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, you may still participate in the exchange offer if:

         - the tender is made through an "eligible guarantor institution";

         - prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing the name and address of the holder, the certificate number(s) of the old notes, if applicable, and the principal amount of old notes tendered. The notice of guaranteed delivery must also state that the tender is being made thereby and guarantee that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, together with the certificate(s) representing the old notes in proper form for transfer or a book-entry confirmation with an agent's message, as the case may be, and any other required documents, will be deposited by the eligible institution with the exchange agent; and

         - the properly executed letter of transmittal, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

WITHDRAWAL OF TENDERS

         Except as otherwise provided in this prospectus, you may withdraw your tendered old notes at any time prior to the expiration date.

         For a withdrawal of a tender of old notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent on or prior to the expiration of the exchange offer. For DTC participants, a written notice of withdrawal may be made by electronic transmission through DTC's Automated Tender Offer Program. Any notice of withdrawal must:

         - specify the name of the person having deposited the old notes to be withdrawn;

         - identify the old notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the old notes, or in the case of notes transferred by book-entry transfer, the name and number of the account at DTC; and

         - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender.

         All questions as to the validity, form, eligibility and time of receipt of notices will be determined by us, in our sole discretion, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no new notes will be issued unless the old notes so withdrawn are validly retendered. Properly withdrawn old notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS OF THE EXCHANGE OFFER

         Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we do not have to accept for exchange, or exchange new notes for, any old notes, and we may terminate the exchange offer before acceptance of the old notes, if we determine in our sole discretion that this exchange offer would violate applicable law or regulation of any applicable interpretation of the staff of the SEC.

EXCHANGE AGENT

         SunTrust Bank is the exchange agent for the exchange offer. You should direct any questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery to the exchange agent, addressed as follows:


                 By Registered or Certified Mail:       By Hand or Overnight Delivery:
                 SunTrust Bank                          SunTrust Bank
                 25 Park Place                          25 Park Place
                 24th Floor                             24th Floor
                 Atlanta, Georgia  30303-2900           Atlanta, Georgia  30303-2900
                 Attention: Corporate Trust             Attention: Corporate Trust

                            To Confirm by Telephone:
                                 (404) 588-7296

              Facsimile Transmissions (eligible institutions only):
                                 (404) 588-7335


         Originals of all documents sent by facsimile should be promptly sent to the exchange agent by registered or certified mail, by hand, or by overnight delivery service. DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         SunTrust Bank also serves as trustee under the indenture governing the notes.

FEES AND EXPENSES

         We will pay for the expenses of the exchange offer. The principal solicitation is being made by mail. However, additional solicitation may be made by facsimile transmission, e-mail, telephone or in person by our officers and regular employees.

         We have not retained a dealer-manager for the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees and out-of-pocket expenses.

         We will pay any transfer taxes applicable to the exchange of old notes. If, however, a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person tendering the notes. If you do not submit satisfactory evidence of payment of taxes or of an exemption with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

CONSEQUENCES OF FAILING TO EXCHANGE OLD NOTES

         Participation in the exchange offer is voluntary. You are urged to consult your financial and tax advisors in making your decisions on what action to take. Old notes that are not exchanged will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

         - to a person who the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

         - in an offshore transaction complying with Rule 904 of Regulation S under the Securities Act;

         - pursuant to an exemption from registration under the Securities Act provided by Rule 144, if available; or

         - pursuant to an effective registration statement under the Securities Act.

         In addition, to the extent old notes are tendered and accepted in the exchange offer, the principal amount of outstanding notes will be reduced by the amount so tendered. As a result, a holder's ability to sell untendered outstanding notes could be adversely affected.

ACCOUNTING TREATMENT

         For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The expenses of the exchange offer will be amortized over the remaining term of the notes.

                          DESCRIPTION OF THE NEW NOTES

         The terms of the new notes and the old notes are identical in all material respects, except that transfer restrictions and registration rights and related liquidated damages provisions applicable to the old notes do not apply to the new notes.

         The old notes were, and the new notes will be, issued under an indenture dated April 17, 2001 among us, as issuer, AGCO Ventures LLC, Hesston Ventures Corporation, Hay & Forage Industries, Ag-Chem Equipment Co., Inc., Ag-Chem Manufacturing Co., Inc., Ag-Chem Sales Co., Inc., Ag-Chem Equipment International, Inc., Lor*Al Products, Inc. and Ag-Chem Equipment Canada, Ltd., as subsidiary guarantors, and SunTrust Bank, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the "TIA"). Upon the issuance of the new notes, the indenture will be subject to and governed by the TIA.

         Certain terms used in this description are defined under the subheading "Certain Definitions."

         The following description is only a summary of the material terms of the indenture. For a full description, you should refer to the complete copy of the indenture, which has been filed as an exhibit to our Quarterly Report on Form 10-Q that was filed with the SEC on May 15, 2001.

GENERAL

         The notes:

         -        are unsecured senior obligations of AGCO;

         - accrue interest from April 17, 2001 at a rate of 9 1/2% per annum, which is payable semi-annually;

         -        mature on May 1, 2008;

         - are pari passu in right of repayment with all of our other existing and future unsecured senior indebtedness; and

         - are senior in right of payment to our 8 1/2% senior subordinated notes and any of our existing and future subordinated indebtedness.

PRINCIPAL, MATURITY AND INTEREST

         We will issue the new notes initially in an aggregate principal amount of $250 million in this exchange offer. We will issue the new notes in denominations of $1,000 and any integral multiple thereof.

         Each note will initially bear interest at a rate of 9 1/2% per annum from April 17, 2001 and will be payable semiannually on May 1 and November 1 of each year, commencing November 1, 2001. We will make each interest payment to the holders of record of the notes on the immediately preceding April 15 and October 15.

         Principal of, premium, if any, and interest on the notes are payable, and the notes are exchangeable and transfers thereof are registrable, at our office or agency in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee c/o BankOne Trust Company, 14 Wall Street, 8th Floor, New York, New York 10005-2101); provided that, at our option, payment of interest may be made by check mailed to the address of the holders as such address appears in the security register.

         We do not intend to list the notes on a national securities exchange.

OPTIONAL REDEMPTION

         On or after May 1, 2005, we may redeem all or a part of the notes, at any time, by mailing notice by first class mail to each holders' last address as it appears in the security register of any redemption at least 30 days but not more than 60 days before the relevant redemption date. We will pay each holder the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the 12-month period commencing May 1, of the years set forth below:

                                                                                      REDEMPTION
     YEAR                                                                               PRICE
     ----                                                                             ----------

     2005........................................................................      104.750%
     2006........................................................................      102.375%
     2007 and thereafter.........................................................      100.000%

SELECTION AND NOTICE

         If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

         - if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed or,

         - if the notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

         No notes of $1,000 in principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to the note shall state the portion of the principal amount to be redeemed. A new note in principal amount equal to the unredeemed portion will be issued in the name of its holder upon cancellation of the original note.

SUBSIDIARY GUARANTEES

         The guarantors of the notes, which include all of AGCO's domestic subsidiaries existing on April 17, 2001, except Massey Ferguson Corp., AGCO Funding Corporation and AGCO Acceptance Corporation, will jointly and severally, fully and unconditionally guarantee AGCO's obligations under the indenture and the notes. The obligations of each guarantor under its subsidiary guarantee will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such guarantor is the surviving person), another person (other than AGCO or another guarantor) unless:

         - immediately after giving effect to that transaction, no default or event of default exists; and

         -        either:

                  - the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the trustee; or

                  - the "net proceeds" of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

         The subsidiary guarantee of a guarantor will be released:

         - in connection with any sale or other disposition of all or substantially all of the assets of that guarantor to a third party other than AGCO or an affiliate of AGCO (including by way of merger or consolidation), if AGCO applies the "net proceeds" of that sale or other disposition in accordance with the applicable provisions of the indenture;

         - in connection with any sale of all of the capital stock of a guarantor, if AGCO applies the "net proceeds" of that sale in accordance with the applicable provisions of the indenture;

         - if AGCO designates any restricted subsidiary that is a guarantor as an unrestricted subsidiary in accordance with the indenture;

         - in connection with the merger or dissolution of a guarantor into AGCO or another guarantor; or

         - upon the legal defeasance of the notes as described under the caption "--Defeasance."

         As of June 30, 2001, the total assets of each of AGCO, the guarantors
and the non-guarantor subsidiaries were $    million, $    million and
$    million, respectively. As of June 30, 2001, the total liabilities of each of AGCO, the guarantors and the non-guarantor subsidiaries were $
million, $    million and $    million, respectively. As of June 30, 2001,
the total assets of each of AGCO, the guarantors and the non-guarantor
subsidiaries were $    million, $    million and $    million,
respectively. As of June 30, 2001, the total liabilities of each of AGCO, the
guarantors and the non-guarantor subsidiaries were $    million, $    million
and $    million, respectively.

SINKING FUND

         There will be no sinking fund payments for the notes.

RANKING

   Senior Indebtedness versus Notes

         The indebtedness evidenced by these notes will rank pari passu in right of payment to our senior indebtedness and will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. As of June 30, 2001, our senior
indebtedness was $    million, of which approximately $    million
represented secured indebtedness under our revolving credit facility.

   Liabilities of Subsidiaries versus Notes

         Certain of our operations are conducted through subsidiaries. Certain of our domestic restricted subsidiaries guarantee our obligations with respect to the notes. The notes will effectively be subordinated to the creditors, including trade creditors, of our non-guarantor subsidiaries. As of June 30, 2001, the liabilities of our non-guarantor restricted subsidiaries (other than borrowings under the revolving credit facility) were approximately
$    million.

   Subsidiary Guarantees

         The subsidiary guarantees by the guarantors will be unsecured general obligations of the guarantors and will rank pari passu with all current and future unsubordinated indebtedness, and senior to all current and future subordinated indebtedness, of the guarantors. Holders of the notes will be direct creditors of each of the guarantors by virtue of the subsidiary guarantees.

   Senior Subordinated Indebtedness versus Notes

         The indebtedness evidenced by these notes will rank senior in right of payment to our 8 1/2% senior subordinated notes and all of our existing and future subordinated indebtedness.

CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the indenture. Please read the indenture for the full definition of all terms as well as any other capitalized term used in this summary for which no definition is provided.

         "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

         "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of AGCO and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

                  (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than AGCO or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to AGCO or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period;

                  (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of paragraph (a) of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with AGCO or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by AGCO or any of its Restricted Subsidiaries;

                  (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

                  (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales;

                  (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of paragraph (a) of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Preferred Stock of AGCO or any Restricted Subsidiary owned by Persons other than AGCO and any of its Restricted Subsidiaries; and

                  (vi)     all extraordinary gains and extraordinary losses.

         "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of AGCO and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom:

                  (i) all current liabilities of AGCO and its Restricted Subsidiaries (excluding intercompany items); and

                  (ii) all goodwill, trade names, trade-marks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of AGCO and its Restricted Subsidiaries, prepared in conformity with GAAP and filed pursuant to the "SEC Reports" covenant.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Asset Acquisition" means:

                  (i) an investment by AGCO or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with AGCO or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of AGCO and its Restricted Subsidiaries on the date of such investment; or

                  (ii) an acquisition by AGCO or any of its Restricted Subsidiaries of the property and assets of any Person other than AGCO or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of AGCO and its Restricted Subsidiaries on the date of such acquisition.

         "Asset Disposition" means the sale or other disposition by AGCO or any of its Restricted Subsidiaries (other than to AGCO or another Restricted Subsidiary) of:

                  (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of AGCO; or

                  (ii) all or substantially all of the assets that constitute a division or line of business of AGCO or any of its Restricted Subsidiaries.

         "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or Sale/Leaseback Transaction) in one transaction or a series of related transactions by AGCO or any of its Restricted Subsidiaries to any Person other than AGCO or any of its Restricted Subsidiaries of:

                  (i) all or any of the Capital Stock of any Restricted Subsidiary;

                  (ii) all or substantially all of the property and assets of an operating unit or business of AGCO or any of its Restricted Subsidiaries; or

                  (iii) any other property and assets of AGCO or any of its Restricted Subsidiaries (other than the Capital Stock or assets of an Unrestricted Subsidiary) outside the ordinary course of business of AGCO or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of AGCO;

         provided that "Asset Sale" shall not include:

                  (A) sales or other dispositions of inventory, receivables and other current assets;

                  (B) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, provided that the consideration received would satisfy clause (b)(i)(B) of the "Limitation on Asset Sales" covenant;

                  (C) a Permitted Investment or a Restricted Payment that is permitted by the covenant described below under the caption "Limitation on Restricted Payments";

                  (D) a single transaction or a series of related transactions described in clauses (i), (ii) or (iii) above (a) that have a fair market value of less than $5.0 million or (b) for net proceeds of less than $5.0 million; or

                  (E) sales in connection with a Tax Abatement Transaction permitted by the Indenture.

         "Attributable Debt", in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing

                  (i)      the sum of the products of

                           (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and

                           (B)      the amount of such principal payment by

                  (ii)     the sum of all such principal payments.

         "Bank Credit Agreement" means the Credit Agreement, dated on or about the Closing Date, among AGCO and certain Subsidiaries named therein, the lenders named therein, and Co(sigma)operatieve Centrale Raiffeisen-Boerenleenbank B. A., "Rabobank Nederland," New York Branch, as Administrative Agent, together with all other agreements, instruments and documents (including, without limitation, guaranty agreements and security agreements) executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, restated, refinanced, supplemented, extended, renewed, replaced, expanded or otherwise modified from time to time; provided that, with respect to any agreement providing for the refinancing of all Indebtedness under the Bank Credit Agreement, such agreement shall be the Bank Credit Agreement under the Indenture only if a notice to that effect is delivered by AGCO to the Trustee; and there shall be at any time only one instrument that is (together with the aforementioned related agreements, instruments and documents) the Bank Credit Agreement under the Indenture.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Stock.

         "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "Capitalized Lease Obligations" means the discounted present value of the rental obligations under any Capitalized Lease.

         "Change of Control" means such time as:

                  (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 35% of the total voting power of the total Voting Stock of AGCO on a fully diluted basis; or

                  (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by AGCO's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

         "Closing Date" means the date on which the Notes are originally issued under the Indenture

         "Consolidated Cash Flow" means, for any period, the sum of the amounts for such period of

                  (i)      Adjusted Consolidated Net Income,

                  (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income,

                  (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets),

                  (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income,

                  (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and

                  (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for AGCO and its Restricted Subsidiaries in conformity with GAAP;

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Cash Flow shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to

                  (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by

                  (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by AGCO or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

         "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by AGCO or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by AGCO and its Restricted Subsidiaries during such period;

         excluding, however,

                  (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause
         (iii) of the definition thereof); and

                  (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

         "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of AGCO and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of AGCO or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

         "Foreign Subsidiary" means any Restricted Subsidiary not created or organized in the U.S., any state thereof or the District of Columbia that conducts substantially all of its operations outside of the U.S..

         "GAAP" means generally accepted accounting principles in the U.S. of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

                  (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

                  provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

         "Guarantors" means:

                  (i) each of the Restricted Subsidiaries of AGCO (other than Foreign Subsidiaries, Massey Ferguson Corp. and AGCO Funding Corporation) as of the Closing Date; and

                  (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns.

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary of AGCO; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

                  (i)      all indebtedness of such Person for borrowed money;

                  (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than any non-negotiable notes issued to insurance carriers in lieu of maintenance of policy reserves in connection with workers' compensation and liability insurance programs);

                  (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clauses (i) or (ii) above or clauses (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

                  (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

                  (v) all obligations of such Person as lessee under Capitalized Leases;

                  (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

                  (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

                  (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that:

                  (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness; and

                  (B) Indebtedness shall not include (1) any liability for federal, state, local or other taxes or (2) any obligations of such Person pursuant to Receivables Programs to the extent such obligations are nonrecourse to such Person and its Subsidiaries.

         "Interest Coverage Ratio" means, on any Transaction Date, the ratio of

                  (i) the aggregate amount of Consolidated Cash Flow for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC pursuant to the "SEC Reports and Reports to Holders" covenant (the "Four Quarter Period") to

                  (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period.

         In making the foregoing calculation:

                  (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of AGCO, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

                  (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

                  (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

                  (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into AGCO or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of AGCO or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

                  (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

                  (ii) the fair market value of the Capital Stock (or any other Investment), held by AGCO or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant; provided, however, that appreciation in the value of an Investment previously permitted by the terms of the Indenture shall not of itself constitute an Investment.

         For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below:

                  (A) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to AGCO or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

                  (B) the fair market value of the assets (net of liabilities (other than liabilities to AGCO or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

                  (C) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest to the extent that the obligation to do so has arisen).

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" means:

                  (i) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to AGCO or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

                           (A) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

                           (B) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of AGCO and its Restricted Subsidiaries, taken as a whole;

                           (C) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (1) is secured by a Lien on the property or assets sold or (2) is required to be paid as a result of such sale; and

                           (D) appropriate amounts to be provided by AGCO or any Restricted Subsidiary of AGCO as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

                  (ii) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to AGCO or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Offer to Purchase" means an offer to purchase Notes by AGCO from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

                  (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

                  (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

                  (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

                  (iv) that, unless AGCO defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

                  (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

                  (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

On the Payment Date, AGCO shall:

                  (A) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

                  (B) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

                  (C) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by AGCO.

         The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. AGCO will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. AGCO will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that AGCO is required to repurchase Notes pursuant to an Offer to Purchase.

         "Permitted Investment" means:

                  (i) subject to the limitations described in the "Additional Subsidiary Guarantees" covenant, an Investment in AGCO or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, AGCO or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of AGCO and its Restricted Subsidiaries on the date of such Investment;

                  (ii)     Temporary Cash Investments;

                  (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

                  (iv) loans or advances to employees made in the ordinary course of business in accordance with past practice of AGCO or its Restricted Subsidiaries and that do not in the aggregate exceed $3 million at any time outstanding;

                  (v) stock, obligations or securities received in satisfaction of judgments;

                  (vi) any Investment acquired as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described below under the caption "Limitation on Asset Sales"; and

                  (vii) any Investment in bonds in connection with a Tax Abatement Transaction.

         "Permitted Liens" means:

                  (i) Liens on assets of AGCO and its Restricted Subsidiaries, whether owned on the Closing Date or thereafter acquired, securing all Indebtedness under the Bank Credit Agreement;

                  (ii)     Liens in favor of AGCO or a Restricted Subsidiary;

                  (iii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (iv) Liens on assets of Restricted Subsidiaries to secure Indebtedness of Restricted Subsidiaries that was permitted by the terms of the Indenture to be incurred;

                  (v)      Liens existing on the Closing Date;

                  (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (vii) Liens on receivables, payment intangibles and related property to reflect sales of receivables or payment intangibles pursuant to a Receivables Program;

                  (viii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing

         Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, future options or similar agreements or arrangements designed solely to protect AGCO or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

                  (ix) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of AGCO or its Restricted Subsidiaries relating to such property or assets;

                  (x) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of AGCO or any Restricted Subsidiary other than the property or assets acquired;

                  (xi) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                  (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (xiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by AGCO or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of AGCO and its Restricted Subsidiaries prior to the Closing Date;

                  (xiv) Liens securing Indebtedness which is Incurred to refinance Secured Indebtedness which is permitted to be Incurred under clause (iii) of paragraph (b) of the "Limitation on Indebtedness" covenant; provided that such Liens do not extend to or cover any property or assets of AGCO or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

                  (xv) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (A) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant described below, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (C) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

                  (xvi) Liens to secure Attributable Debt in respect of a Sale/Leaseback Transaction that was permitted by the terms of the Indenture to be entered into;

                  (xvii) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; and

                  (xviii) Liens arising from filing Uniform Commercial Code financing statements regarding leases.

         "Receivables Program" means, with respect to any Person, any accounts receivable securitization or factoring program pursuant to which such Person receives proceeds pursuant to a pledge, sale or other encumbrance of its accounts receivable or payment intangibles.

         "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

                  (i) required to be redeemed prior to the Stated Maturity of the Notes;

                  (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes; or

                  (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes;

provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Limitation on Asset Sales" and "Repurchase of Notes Upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to AGCO's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes Upon a Change of Control" covenants described below.

         "Restricted Subsidiary" means any Subsidiary of AGCO other than an Unrestricted Subsidiary.

         "Sale/Leaseback Transaction" means an agreement relating to property now owned or hereafter acquired whereby AGCO or a Restricted Subsidiary transfers such property to a Person and AGCO or a Restricted Subsidiary leases it back from such Person, provided that Sale/Leaseback Transaction shall not include any Tax Abatement Transaction.

         "Secured Indebtedness" means any Indebtedness of AGCO secured by a Lien.

         "Senior Indebtedness" means:

                  (i) Indebtedness of AGCO, whether outstanding on the Closing Date or thereafter Incurred; and

                  (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to AGCO to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of AGCO for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which AGCO is responsible or liable, unless, in the case of clauses (i) and (ii) in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include:

                           (A)      any obligation of AGCO to any Subsidiary;

                           (B) any liability for Federal, state, local or other taxes owed or owing by AGCO;

                           (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

                           (D) any Indebtedness of AGCO (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of AGCO; or

                           (E) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

         "Senior Subordinated Obligations" means any principal of, premium, if any, or interest on AGCO's 8 1/2% Senior Subordinated Notes due 2006 (the "Subordinated Notes") payable pursuant to the terms of such Subordinated Notes or upon acceleration, including any amounts received upon the exercise of rights of recision or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Subordinated Notes or amounts corresponding to such principal, premium, if any, or interest on the Subordinated Notes.

         "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries:

                  (i) for the most recent fiscal year of AGCO, accounted for more than 10% of the consolidated revenues of AGCO and its Restricted Subsidiaries; or

                  (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of AGCO and its Restricted Subsidiaries;

all as set forth on the most recently available consolidated financial statements of AGCO for such fiscal year.

         "S&P" means Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, and its successors.

         "Stated Maturity" means:

                  (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

                  (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "Subsidiary Guarantee" means the guarantee of the obligations of AGCO with respect to the Notes and the Indenture by each Guarantor pursuant to the terms of the Indenture.

         "Tax Abatement Transaction" means any revenue bond financing arrangement between any Person and a development authority or other similar governmental authority or entity for the purpose of providing ad valorem property tax abatement to such Person whereby (i) the development authority issues revenue bonds to finance the acquisition of property that is now owned or hereafter acquired by AGCO or a Restricted Subsidiary, (ii) the property so transferred is leased back by AGCO or such Restricted Subsidiary, (iii) the bonds issued to finance the acquisition are owned by AGCO or a Restricted Subsidiary, (iv) the rental payments on the lease and the debt service payments on the bonds are substantially equal and (v) AGCO or such Restricted Subsidiary has the option to prepay the bonds, terminate its lease and reacquire the property for nominal consideration at any time; provided that if at any time any of the foregoing conditions shall cease to be satisfied, such transaction shall cease to be a Tax Abatement Transaction and the transaction must satisfy the "Limitation on Sale/Leaseback Transactions" covenant.

         "Temporary Cash Investment" means any of the following:

                  (i) direct obligations of the U.S. of America or any agency thereof or obligations fully and unconditionally guaranteed by the U.S. of America or any agency thereof;

                  (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the U.S. of America, any state thereof or any foreign country recognized by the U.S., and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above;

                  (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of AGCO) organized and in existence under the laws of the U.S. of America, any state thereof or any foreign country recognized by the U.S. of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

                  (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the U.S. of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

         "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Transaction Date" means, with respect to the Incurrence of any Indebtedness by AGCO or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Unrestricted Subsidiary" means:

                  (i) AGCO Acceptance Corporation and its successors, provided in the case of any such successor that the property and assets of such successor at the time it becomes an Unrestricted Subsidiary do not include any property or assets of AGCO or any of its Restricted Subsidiaries;

                  (ii) any Subsidiary of AGCO that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

                  (iii)    any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of AGCO) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, AGCO or any Restricted Subsidiary; provided that:

                  (A) any Guarantee by AGCO or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness by AGCO or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

                  (B) either (1) the Subsidiary to be so designated has total assets of $1,000 or less or (2) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below and

                  (C) if applicable, the Incurrence of Indebtedness referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" covenant described below.

         The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation

                  (x) AGCO could Incur $1.00 of additional Indebtedness under paragraph (a) of the "Limitation on Indebtedness" covenant described below and

                  (y) no Default or Event of Default shall have occurred and be continuing.

         Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

COVENANTS

   Limitation on Indebtedness

         (a) AGCO will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Subsidiary Guarantees and Indebtedness existing on the Closing Date); provided that AGCO or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may Incur Indebtedness (including, without limitation, Acquired Indebtedness), and any Restricted Subsidiary that is not a Guarantor may Incur Acquired Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 3.0:1.

         (b) Notwithstanding the foregoing paragraph (a), AGCO and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

                  (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed an amount equal to the greater of (A) $500 million, less any amount of Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below and (B) the sum of (1) 90% of the consolidated book value of the accounts receivable (other than accounts receivable subject to a Receivables Program) of AGCO and its Restricted Subsidiaries plus (2) 60% of the consolidated book value of the inventory of AGCO and its Restricted Subsidiaries, in each case determined in accordance with GAAP;

                  (ii) Indebtedness (A) to AGCO evidenced by a promissory note or (B) to any of its Restricted Subsidiaries; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to AGCO or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

                  (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (ii),
         (iv), (vi) or (vii) of this paragraph (b), and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (A) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and
         (B) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of AGCO be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause
         (iii);

                  (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (1) are designed solely to protect AGCO and its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (2) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of AGCO or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of AGCO (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of AGCO for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by AGCO or any Restricted Subsidiary in connection with such disposition;

                  (v) Indebtedness of AGCO, to the extent the net proceeds thereof are promptly used to purchase Notes or Senior Subordinated Obligations tendered in an Offer to Purchase made as a result of a Change of Control; provided that any Indebtedness incurred pursuant to this clause (v) with respect to the payment of Senior Subordinated Obligations (A) shall be expressly made subordinate in right of payment to the Notes and (B) shall not mature prior to the Stated Maturity of the

         Senior Subordinated Obligations, and shall have an Average Life that is at least equal to the remaining Average Life of the Senior Subordinated Obligations;

                  (vi) Indebtedness of AGCO, to the extent the net proceeds thereof are promptly deposited to defease the Notes as described below under "Defeasance";

                  (vii) Guarantees of Indebtedness of AGCO by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described below; and

                  (viii) Indebtedness Incurred in connection with a Tax Abatement Transaction.

         (c) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that AGCO or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

         (d) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant,

                  (i) Indebtedness Incurred under the Bank Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (i) of paragraph (b) of this "Limitation on Indebtedness" covenant;

                  (ii) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; and

                  (iii) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness.

For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (i) of paragraph (d) of this "Limitation on Indebtedness" covenant), AGCO, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

   Limitation on Restricted Payments

         (a) AGCO will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

                  (i) declare or pay any dividend or make any distribution on its Capital Stock (other than (A) dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (B) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Closing Date) held by Persons other than AGCO or any of its Wholly Owned Restricted Subsidiaries;

                  (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (x) AGCO or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (y) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of AGCO (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of AGCO;

                  (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of AGCO that is subordinated in right of payment to the Notes (other than the purchase, repurchase or acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of acquisition); or

                  (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) of this paragraph (a) being collectively "Restricted Payments")

if, at the time of, and after giving effect to, the proposed Restricted Payment:

                  (A) a Default or Event of Default shall have occurred and be continuing;

                  (B) AGCO could not Incur at least $1.00 of Indebtedness under paragraph (a) of the "Limitation on Indebtedness" covenant; or

                  (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of

                  (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by AGCO or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter beginning immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to the "SEC Reports and Reports to Holders" covenant,

                  (2) the aggregate Net Cash Proceeds received by AGCO after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of AGCO, including an issuance or sale permitted by the Indenture of Indebtedness of AGCO for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Redeemable Stock) of AGCO, or from the issuance to a Person who is not a Subsidiary of AGCO of any options, warrants or other rights to acquire Capital Stock of AGCO (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes),

                  (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to AGCO or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by AGCO or any Restricted Subsidiary in such Person or Unrestricted Subsidiary and

                  (4)      $25 million.

         (b) Notwithstanding the foregoing, AGCO may declare or pay any dividend if:

                  (i) the dividend relates to Common Stock that is listed on a national securities exchange or Nasdaq or AGCO's Series A Convertible Preferred Stock outstanding on the Closing Date;

                  (ii) no Default or Event of Default has occurred and is continuing;

                  (iii)    AGCO could have paid the dividend pursuant to clause
         (C) of the immediately preceding paragraph (a); and

                  (iv) the aggregate amount of dividends paid by AGCO in any fiscal year pursuant to this paragraph (b) does not exceed $5 million.

         (c) The restrictions contained in paragraph (a) of this section shall not be violated by reason of:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with the foregoing paragraph (b);

                  (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of paragraph (b) of the "Limitation on Indebtedness" covenant;

                  (iii) the repurchase, redemption or other acquisition of Capital Stock of AGCO (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of AGCO;

                  (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of AGCO which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of the Capital Stock of AGCO (other than Redeemable Stock);

                  (v) payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of AGCO;

                  (vi) the repurchase of shares, or options to purchase shares, of Capital Stock of AGCO from employees, former employees, directors or former directors of AGCO or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such persons purchase or sell or are granted the option to purchase or sell, shares of such stock; provided, however, that the aggregate amount of such repurchases shall not exceed $2 million in any calendar year (unless such repurchases are made with the proceeds of insurance policies and the shares of Capital Stock are repurchased from the executors, administrators, testamentary trustees, heirs, legatees or beneficiaries) plus the aggregate Net Cash Proceeds from any reissuance during such calendar year of Capital Stock to employees or directors of AGCO or its Subsidiaries; and provided further, however, that to the extent less than $2 million of repurchases of Capital Stock are paid in any calendar year pursuant to this clause (vi) (without taking into account repurchases from proceeds of insurance policies or Net Cash Proceeds from reissuances as described above), the unused portion may be carried forward and paid in any subsequent calendar year;

                  (vii) any purchase of any fractional share of Common Stock of AGCO resulting from (A) any dividend or other distribution on outstanding shares of Common Stock of AGCO that is payable in shares of such Common Stock (including any stock split or subdivision of the outstanding Common Stock of AGCO), (B) any combination of all of the outstanding shares of Common Stock of AGCO, (C) any reorganization or consolidation of AGCO or any merger of AGCO with or into any other Person, or (D) the conversion of any securities of AGCO into shares of Common Stock of AGCO;

                  (viii) the redemption of any preferred stock purchase rights issued under AGCO's stockholder rights plan at a redemption price of $0.01 per right; or

                  (ix) Investments in an aggregate amount not to exceed $50 million outstanding at any time in any Person or Persons the primary business of which is related, ancillary or complementary to the businesses of AGCO and its Restricted Subsidiaries on the date of such Investment;

provided that, except in the case of clauses (i) and (iii) of this paragraph
(c), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

         (d) Each Restricted Payment permitted pursuant to paragraphs (b) and (c) (other than the Restricted Payment referred to in clause (ii) of paragraph (c), an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) of paragraph (c) and repurchases of Capital Stock with the proceeds of insurance policies referred to in clause (vi) of paragraph (c)), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv) of paragraph (c), shall be included in calculating whether the conditions of clause (C) of paragraph (a) of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of AGCO are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of paragraph (a) of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

   Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

         (a) AGCO will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

                  (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by AGCO or any other Restricted Subsidiary;

                  (ii) pay any Indebtedness owed to AGCO or any other Restricted Subsidiary;

                  (iii) make loans or advances to AGCO or any other Restricted Subsidiary, or

                  (iv) transfer any of its property or assets to AGCO or any other Restricted Subsidiary.

         (b) The foregoing provisions shall not restrict any encumbrances or restrictions that:

                  (i) exist in the Bank Credit Agreement, the Indenture, the Subsidiary Guarantees or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                  (ii)     exist under or by reason of applicable law;

                  (iii) exist with respect to any Person or the property or assets of such Person acquired by AGCO or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                  (iv) in the case of clause (iv) of paragraph (a) of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant,

                           (A)      restrict in a customary manner the
                  subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

                           (B)      exist by virtue of any transfer of,
                  agreement to transfer, option or right with respect to, or Lien on, any property or assets of AGCO or any Restricted Subsidiary not otherwise prohibited by the Indenture, or

                           (C) arise or are agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of AGCO or any Restricted Subsidiary in any manner material to AGCO or any Restricted Subsidiary;

                  (v) with respect to a Restricted Subsidiary, are imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

                  (vi) exist under a Receivables Program; provided that the encumbrances and restrictions in such Receivables Program are no less favorable in any material respect to the Holders than the encumbrances and restrictions in the Bank Credit Agreement.

Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent AGCO or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of AGCO or any of its Restricted Subsidiaries that secure Indebtedness of AGCO or any of its Restricted Subsidiaries.

   Limitation on the Issuance and Sale of Capital Stock of Restricted
   Subsidiaries

         AGCO will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except for:

                  (i) issuances or sales to AGCO or a Wholly Owned Restricted Subsidiary;

                  (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; or

                  (iii) issuances or sales of Common Stock of a Restricted Subsidiary if such issuance or sale complies with the "Limitation on Asset Sales" covenant described below (including the application of any Net Cash Proceeds received in such transaction in accordance with clause (i)(A) or (B) of paragraph (b) of the "Limitation on Asset Sales" covenant).

         Notwithstanding the foregoing, if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant, if made on the date of such issuance or sale.

   Additional Subsidiary Guarantees

         (a) If any Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, any property, or if AGCO or any Restricted Subsidiary transfers or causes to be transferred, in one transaction or a series of related transactions, any property of any Guarantor held by such Guarantor as of the Closing Date (other than (A) the transfer of accounts receivable or payment intangibles pursuant to a Receivables Program or (B) customary sales of inventory upon fair and reasonable terms) to any Restricted Subsidiary (other than a Foreign Subsidiary) that is not a Guarantor, or if any Guarantor shall organize, acquire or otherwise invest in another Restricted Subsidiary (other than a Foreign Subsidiary) after the Closing Date, then such transferee or acquired or other Restricted Subsidiary shall:

                  (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee on a senior unsubordinated basis all of AGCO's obligations under the Notes and the Indenture on the terms set forth in the Indenture; and

                  (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

         (b) Notwithstanding anything in the foregoing paragraph (a) to the contrary, if AGCO or any Guarantor transfers property to, organizes or invests in a domestic Restricted Subsidiary solely for transfer to a Foreign Subsidiary, such domestic Restricted Subsidiary shall not be required to become a Guarantor solely by reason of such transfer.

   Limitation on Issuances of Guarantees by Restricted Subsidiaries

         (a) AGCO will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any other Indebtedness of AGCO ("Guaranteed Indebtedness"), unless:

                  (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary; and

                  (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against AGCO or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

provided that this paragraph (a) shall not be applicable to any Guarantee of any Restricted Subsidiary (A) that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (B) of the Indebtedness Incurred under the Bank Credit Agreement.

         If the Guaranteed Indebtedness is (x) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (y) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

         (b) Notwithstanding the foregoing paragraph (a), any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances described above under the caption "--Subsidiary Guarantees."

   Limitation on Transactions with Stockholders and Affiliates

         (a) AGCO will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of AGCO or with any Affiliate of AGCO or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to AGCO or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

         (b) The provisions of the preceding paragraph (a) do not limit, and shall not apply to:

                  (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors, (B) for which AGCO or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to AGCO or such Restricted Subsidiary from a financial point of view or (C) involving consideration of $1 million or less;

                  (ii) any transaction solely between AGCO and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

                  (iii) the payment of reasonable and customary regular fees to directors of AGCO who are not employees of AGCO;

                  (iv) any payments or other transactions pursuant to any tax-sharing agreement between AGCO and any other Person with which AGCO files a consolidated tax return or with which AGCO is part of a consolidated group for tax purposes;

                  (v) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or incentive plans approved by the Board of Directors; or

                  (vi) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant.

         Notwithstanding the foregoing, any transaction covered by paragraph (a) of this "Limitation on Transactions with Stockholders and Affiliates" covenant and not covered by clauses (ii) through (iv) of paragraph (b), the aggregate amount of which exceeds $10 million in value, must be approved or determined to be fair in the manner provided for in clause (i) (A) or (B) above.

   Limitation on Liens

         AGCO will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, without providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

   Limitation on Asset Sales

         (a) AGCO will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

                  (i) the consideration received by AGCO or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of;

                  (ii) at least 85% of the consideration received consists of cash or Temporary Cash Investments; and

                  (iii) such Asset Sale complies, as applicable, with the restrictions described in the "Additional Subsidiary Guarantees" covenant.

         (b) In the event and to the extent that the Net Cash Proceeds received by AGCO or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of AGCO and its subsidiaries have been filed pursuant to the "SEC Reports and Reports to Holders" covenant), then AGCO shall or shall cause the relevant Restricted Subsidiary to:

                  (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets:

                           (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of AGCO or a Guarantor or Indebtedness of any Restricted Subsidiary that is not a Guarantor, in each case owing to a Person other than AGCO or any of its Restricted Subsidiaries; or

                           (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, AGCO and its Restricted Subsidiaries existing on the date of such investment; and

                  (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in paragraphs (c) and
         (d) of this "Limitation on Asset Sales" covenant.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) and not applied as so required by the end of such period shall constitute "Excess Proceeds."

         (c) Notwithstanding the foregoing, to the extent that any or all of the Net Cash Proceeds of any Asset Sale of assets based outside the U.S. are prohibited or delayed by applicable local law from being repatriated to the U.S. and such Net Cash Proceeds are not actually applied in accordance with paragraphs (a) and (b) of this "Limitation on Asset Sales" covenant, AGCO shall not be required to apply the portion of such Net Cash Proceeds so effected but may permit the applicable Restricted Subsidiaries to retain such portion of the Net Cash Proceeds so long, but only so long, as the applicable local law will not permit repatriation to the U.S. (AGCO hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation) and once such repatriation of any such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this covenant as if the Asset Sale had occurred on such date; provided that to the extent that AGCO has determined in good faith that repatriation of any or all of the Net Cash Proceeds of such Asset Sale would have a material adverse tax cost consequence, the Net Cash Proceeds so affected may be retained by the applicable Restricted Subsidiary for so long as such material adverse tax cost event would continue.

         (d) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, AGCO must commence, not later than the 15th Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the date of purchase.

   Limitation on Sale/Leaseback Transactions

         AGCO will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

                  (i) AGCO or such Restricted Subsidiary would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction under the "Limitation on Indebtedness" covenant;

                  (ii) the net proceeds received by AGCO or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property; and

                  (iii) the transfer of assets in such Sale/Leaseback Transaction is permitted by, and AGCO applies the proceeds of such transaction in compliance with, the covenant described above under the caption "Limitation on Asset Sales."

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

         Following a Change of Control, AGCO must commence, within 30 days of the occurrence of such Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase.

         The Change of Control repurchase feature is a result of negotiations between AGCO and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that AGCO would decide to do so in the future. Subject to the limitations discussed below, AGCO could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect AGCO's capital structure. Restrictions on the ability of AGCO to incur additional Indebtedness are contained in the covenants described above under "Limitation on Indebtedness," "Limitation on Liens," and "Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in the covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of certain highly leveraged transactions.

         The Bank Credit Agreement and other existing Indebtedness of AGCO or its Restricted Subsidiaries provides that the occurrence of certain change of control events with respect to AGCO would constitute a default thereunder. Future Indebtedness that we or our Restricted Subsidiaries may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such Indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase the Notes could cause a default under such future Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

SEC REPORTS AND REPORTS TO HOLDERS

         Whether or not AGCO is required to file reports with the SEC, for so long as any Notes are outstanding, AGCO shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto.

EVENTS OF DEFAULT

         The following events will be defined as "Events of Default" in the
Indenture:

                  (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

                  (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

                  (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of AGCO or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant;

                  (d) default in the performance of or breach of any other covenant or agreement of AGCO in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) that continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

                  (e) the occurrence with respect to any issue or issues of Indebtedness of AGCO or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of:

                           (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; or

                           (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

                  (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against AGCO or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) a court having jurisdiction in the premises enters a decree or order for:

                           (i) relief in respect of AGCO or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

                           (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of AGCO or any Significant Subsidiary or for all or substantially all of the property and assets of AGCO or any Significant Subsidiary; or

                           (iii) the winding up or liquidation of the affairs of AGCO or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

                  (h)      AGCO or any Significant Subsidiary:

                           (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

                           (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of AGCO or any Significant Subsidiary or for all or substantially all of the property and assets of AGCO or any Significant Subsidiary; or

                           (iii) effects any general assignment for the benefit of creditors; or

                  (i) any Subsidiary Guarantee ceases to be in full force and effect or any Subsidiary Guarantee is declared to be null and void and unenforceable or any Subsidiary Guarantee is found to be invalid or any Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantee in accordance with the terms of the Indenture) and such condition has continued for a period of 30 days after written notice of such failure requiring the Guarantor and AGCO to remedy the same has been given (x) to AGCO by the Trustee or (y) to AGCO and the Trustee by the Holders of 25% in aggregate principal amount of the notes then outstanding.

ACCELERATION, WAIVER AND OTHER REMEDIES

         If an Event of Default (other than an Event of Default specified in clause (g) or (h) under the heading "Events of Default" above that occurs with respect to AGCO) occurs and is continuing under the Indenture,

                  (i) the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to AGCO (and to the Trustee if such notice is given by the Holders), may, and

                  (ii)     the Trustee, at the request of such Holders, shall,

declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable.

         Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) under the heading "Events of Default" above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) under the heading "Events of Default" shall be remedied or cured by AGCO or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clauses (g) or (h) under the heading "Events of Default" above occurs with respect to AGCO, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to AGCO and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (A) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (B) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "Modification" below.

         The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

                  (i) the Holder gives the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent, of the Holder.

         The Indenture will require certain officers of AGCO to certify, on or before a date not more than 45 days after the end of each fiscal quarter or not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of AGCO and its Restricted Subsidiaries and AGCO's and its Restricted Subsidiaries' performance under the Indenture and that AGCO has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. AGCO will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         AGCO will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into AGCO unless:

                  (i) AGCO shall be the continuing Person, or the Person (if other than AGCO) formed by such consolidation or into which AGCO is merged or that acquired or leased such property and assets of AGCO shall be a corporation organized and validly existing under the laws of the U.S. of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of AGCO on all of the Notes and under the Indenture;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction on a pro forma basis, AGCO or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of AGCO immediately prior to such transaction;

                  (iv) immediately after giving effect to such transaction on a pro forma basis AGCO, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under paragraph (a) of the "Limitation on Indebtedness" covenant; provided that this clause (iv) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided further that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or AGCO) shall be issued or distributed to the stockholders of AGCO; and

                  (v) AGCO delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

         Notwithstanding the foregoing, clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of AGCO, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of AGCO;

provided that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

DEFEASANCE

         Defeasance and Discharge. The Indenture provides that AGCO will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

                  (i) AGCO has deposited with the Trustee, in trust, money or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes,

                  (ii)     AGCO has delivered to the Trustee:

                           (A)      either

                                    (1)      an Opinion of Counsel to the effect
                           that Holders will not recognize income, gain or loss for federal income tax purposes as a result of AGCO's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required; or

                                    (2)      a ruling directed to the Trustee
                           received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel; and

                           (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

                  (iii) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which AGCO or any of its Subsidiaries is a party or by which AGCO or any of its Subsidiaries is bound; and

                  (iv) if at such time the Notes are listed on a national securities exchange, AGCO has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

         Defeasance of Certain Covenants and Certain Events of Default. The Indenture further provides that the provisions of the Indenture will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," and clause (c) under "Events of Default" with respect to such clauses (iii) and
(iv) under "Consolidation, Merger and Sale of Assets," clause (d) with respect to such covenants and clauses (e) and (f) under "Events of Default" shall be deemed not to be Events of Default, upon, among other things, the deposit with the Trustee, in trust, of money or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (ii)(B), (iii), and (iv) of the preceding paragraph and the delivery by AGCO to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

         Defeasance and Certain Other Events of Default. In the event AGCO exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, AGCO will remain liable for such payments.

MODIFICATION

         Modifications and amendments of the Indenture may be made by AGCO, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby:

         - change the Stated Maturity of the principal of, or any installment of interest on, any Note;

         - reduce the principal amount of, or premium, if any, or interest on, any Note;

         - change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

         - impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

         - reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture;

         - waive a default in the payment of principal of, premium, if any, or interest on the Notes; or

         - reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS, OR EMPLOYEES

         The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture, or in any of the notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of ours or of any successor person thereof. Each holder, by accepting the notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

         The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         The indenture and provisions of the TIA, incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

BOOK-ENTRY; DELIVERY AND FORM

         We will issue new notes in exchange for existing notes currently represented by one or more fully registered global notes. The new notes will be represented by one or more fully registered global notes, and will be deposited upon issuance with DTC or a nominee of DTC.

         We will issue new notes in certified form without interest coupons in exchange for existing notes which were issued originally in certified form without interest coupons.

         The new notes will trade in DTC's Same Day Funds Settlement System until maturity, and secondary market trading activity in such new notes will therefore be required by DTC to settle in immediately available funds. We cannot assure you as to the effect, if any, of settlement in immediately available funds on trading activity in the new notes.

         So long as DTC, or its nominee, is the registered owner or holder of the global notes, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the notes represented by such global notes for all purposes under the indenture and the notes. No beneficial owners of an interest in a global note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture and, if applicable, the Euroclear or Cedel.

         Payments of the principal of, and interest on, a global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither us, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         Neither us, nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

         If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, we will issue definitive notes in exchange for the global notes.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

         Set forth below is a discussion of the U.S. federal income tax consequences of the exchange as well as the ownership and disposition of the new notes. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), final, temporary and proposed tax regulations issued thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change (possibly on a retroactive basis).

         This summary is intended for general information only and does not purport to address all of the U.S. federal income tax consequences that may be applicable to a holder of notes. The tax treatment of a holder of notes will vary depending on its particular situation. For example, certain holders may be subject to special rules not discussed herein (including, for example, individual retirement and other tax-deferred accounts, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, U.S. persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar, and persons holding notes as part of a hedging transaction, "straddle," conversion transaction or other integrated transactions). In addition, this discussion only addresses the tax consequences of the exchange and ownership of notes to holders that acquired the old notes upon original issuance at their "issue price" as defined in Section 1273 of the Code and who hold both the old and new notes as capital assets within the meaning of Section 1221 of the Code. As used herein, the term "U.S. Holder" means a beneficial owner of a note who is for U.S. federal income tax purposes: (1) a citizen or individual resident of the U.S.; (2) a corporation, partnership or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if both (A) a U.S. court is able to exercise primary supervision over the administration of the trust, and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

         If any notes are held by a partnership, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships holding notes should consult their tax advisors.

         EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW AND ANY OTHER U.S. FEDERAL, STATE, LOCAL, ESTATE OR FOREIGN TAX CONSEQUENCES OF EXCHANGING AND HOLDING THE NOTES.

TAX CONSEQUENCES OF THE EXCHANGE

         The exchange of old notes for new notes in the exchange offer will not be treated as an "exchange" for federal income tax purposes because the new notes do not differ materially in kind or extent from the old notes.
Accordingly:

         - holders will not recognize taxable gain or loss upon the receipt of new notes in exchange for old notes in the exchange offer;

         - the holding period for a new note received in the exchange offer will include the holding period of the old note surrendered in exchange therefor; and

         - the adjusted tax basis of a new note immediately after the exchange will be the same as the adjusted tax basis of the old note surrendered in exchange therefor.

U.S. FEDERAL INCOME TAXATION OF U.S. HOLDERS

   Stated Interest

         A U.S. Holder of a new note will be required to include in gross income the stated interest on a new note in accordance with the U.S. Holder's regular method of tax accounting. As a general rule, a U.S. Holder of a new note using the accrual method of tax accounting is required to include stated interest on a new note in gross income as such interest accrues, while a cash basis U.S. Holder must include stated interest on a new note in gross income when cash payments of such interest are received (or made available for receipt) by such U.S. Holder.

   Sale or Other Taxable Disposition of a Note

         Upon the sale or other taxable disposition of a new note, the U.S. Holder of such note generally will recognize gain or loss equal to the difference between (1) the amount of cash and the fair market value of property received (other than the portion of such amount, if any, attributable to accrued and unpaid interest not previously included in gross income, which amount will be treated as interest received), and (2) the U.S. Holder's adjusted tax basis in the new note. A U.S. Holder's adjusted tax basis in a new note generally will equal the cost of the old note to the U.S. Holder, subject to certain adjustments. Provided that the new note is a capital asset in the hands of the U.S. Holder and has been held for more than one year, any gain or loss recognized by the U.S. Holder generally will be a long-term capital gain or loss and, in the case of certain non-corporate U.S. Holders (including individuals), will generally be subject to U.S. federal income tax at preferential rates.

U.S. FEDERAL TAXATION OF NON-U.S. HOLDERS

         The discussion set forth below is a summary of certain U.S. federal income and withholding tax considerations that may be relevant to a Non-U.S. Holder of new notes.

         A Non-U.S. Holder of a new note generally will not be subject to U.S. federal withholding tax in respect of payments of interest on the new note, provided that the interest income of the Non-U.S. Holder qualifies for the "portfolio interest exception" and is not effectively connected with the conduct of a U.S. trade or business. A Non-U.S. Holder of a new note generally will qualify for the portfolio interest exception if:

         - the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

         - the Non-U.S. Holder is not a controlled foreign corporation that is related to us through stock ownership; and

         - the Non-U.S. Holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business.

         If a Non-U.S. Holder of a new note is engaged in a trade of business in the U.S. and interest on the new note is effectively connected with the conduct of such trade or business, such Non-U.S. Holder, although exempt from the U.S. federal withholding tax (provided the Non-U.S. Holder files the appropriate certification with us or our U.S. agent), generally will be subject to U.S. federal income tax on such interest in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (subject to adjustment) for that taxable year unless it qualifies for a lower rate under an applicable income tax treaty.

         If the interest income of a Non-U.S. Holder does not qualify for the portfolio interest exception (described above), and is not effectively connected with the conduct of a U.S. trade or business, it is subject to U.S. federal withholding tax at a 30% rate unless the holder establishes it is entitled to an exemption or a reduced rate of tax pursuant to a treaty between the U.S. and the Non-U.S. Holder's country of residence. Generally, the tax is only payable to the extent payments are made with respect to the new notes. Accordingly, if a Non-U.S. Holder receives an interest or principal payment with respect to the new notes that is subject to the 30% tax, the portion of such payment which is taxable is equal to the accrued interest on such notes that has not previously been subject to tax. This could include both the interest that accrued since the last payment date and, to the extent not previously taxed, prior period interest accruals.

         To claim the benefit of a tax treaty or any exemption from withholding either under the portfolio interest exception or because the income is effectively connected to a U.S. trade or business, the Non-U.S. Holder must provide a properly executed IRS Form W-8BEN, W-8IMY or W-ECI, as applicable, prior to the payment of the interest. These forms must be periodically updated. The Treasury Department issued new tax regulations that took effect on January 1, 2001 relating to the withholding of payments made to foreign persons. Non-U.S. Holder are advised to consult their tax advisors to ensure compliance with the new rules.

         Any capital gain realized upon a sale, exchange, redemption, or other disposition of a new note by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder, or (ii) in the case of an individual, such Non-U.S. Holder is present in the U.S. for 183 days or more in the taxable year of the sale, exchange, redemption, or other disposition and certain other conditions are satisfied.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         In general, information reporting requirements will apply to certain U.S. Holders who are not corporations with respect to payments of principal and interest on a new note and to the proceeds of the sale of a new note. Information reporting requirements generally will not apply to payments of interest and principal on a new note to a Non-U.S. Holder who has certified its non-U.S. status on properly executed IRS forms, as described above.

         A holder of new notes also may be subject, under certain circumstances, to backup withholding with respect to payments received with respect to the new notes. This withholding generally applies:

         - if the holder fails to furnish a social security or other taxpayer identification number ("TIN") in the manner required by the Treasury Regulations or furnished an incorrect TIN;

         - if we are notified by the IRS that such holder has failed to properly report payments of interest or dividends and the IRS has notified us or our agent that such holder is subject to backup withholding; or

         - if the holder fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is such holder's correct TIN and that such holder is not subject to backup withholding.

         Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a refundable credit against such holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain holders are not subject to backup withholding, including, among others, corporations and a Non-U.S. Holder who has certified its non-U.S. status on properly executed IRS forms or has otherwise established an exemption (provided the neither us or our agent has actual knowledge that such holder is a U.S. person or that the conditions of any other exemption are not in fact satisfied). Holders should consult their tax advisors as to their ability to qualify for an exemption from backup withholding and the procedure for obtaining such an exemption.

         THE FOREGOING DISCUSSION IS INTENDED FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE EXCHANGE OF NOTES, AND THE OWNERSHIP AND DISPOSITION OF NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                              PLAN OF DISTRIBUTION

         Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that you will be allowed to resell the new notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if :

         - you are acquiring the new notes in the ordinary course of your business;

         - you are not engaged in, and you do not intend to engage in, the distribution (within the meaning of the federal securities laws) of the new notes;

         - you have no arrangement or understanding with anyone to participate in a distribution of the new notes; and

         - you are not an "affiliate," as defined in Rule 405 under the Securities Act, of AGCO.

         If our belief is inaccurate and you transfer any new certificate without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your notes from these requirements, you may incur liability under the Securities Act. We do not assume any liability or indemnify you against any liability under the Securities Act.

         We are not using any underwriters for this exchange offer. We are bearing the expenses of the exchange.

         Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of these old notes. In addition, until , 2001, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

         We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes, or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices, or negotiated prices. Any resale of new notes may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any these resales of new notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the new notes, including any broker-dealer, against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The legality of the new notes we are offering will be passed upon for us by Troutman Sanders LLP. A copy of the legal opinion rendered by Troutman Sanders LLP is filed as an exhibit to the registration statement containing this prospectus.


                                     EXPERTS

         The consolidated financial statements and schedules of AGCO Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, which are incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The financial statements of AGCO Finance LLC (formerly known as Agricredit Acceptance LLC), as of December 31, 2000, 1999 and 1998, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, and upon authority of said firm as experts in accounting and auditing.

         The consolidated financial statements and schedule of Ag-Chem as of September 30, 2000 and 1999, and for each of the years in the three-year period ended September 30, 2000, have been incorporated by reference in this registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

         The financial statements of Redball, LLC as of September 30, 2000 and for the year then ended have been incorporated by reference in this registration statement, in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                AGCO CORPORATION


                                OFFER TO EXCHANGE
                                  $250,000,000

                          9 1/2% SENIOR NOTES DUE 2008
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                    FOR $250,000,000 OUTSTANDING UNREGISTERED
                          9 1/2% SENIOR NOTES DUE 2008

                          ----------------------------

                                   PROSPECTUS

                          ----------------------------


                                     , 2001





     UNTIL     , 2001, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHERE ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, Section 302A.251 of the Minnesota Business Corporation Act and Section 17-6305 of the Kansas General Corporation Code empowers respective corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware, Minnesota or Kansas corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorneys' fees) which such person actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaws, agreement, vote or otherwise.

ITEM 21.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) Exhibits:

                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER   DESCRIPTION OF EXHIBITS
         ----------------------------------------------------------------------------------------------------
         1.1      Purchase Agreement, dated April 11, 2001, among AGCO Corporation, Credit Suisse First Boston
                  Corporation, Bear, Stearns & Co. Inc. and SunTrust Equitable Securities.

         3.1      Certificate of Incorporation of AGCO Corporation incorporated by reference to the
                  Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

         3.2      Certificate of Designation for Class A Convertible Preferred Stock incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         3.3      By-Laws of AGCO Corporation incorporated by reference to the Registrant's Annual Report on
                  Form 10-K for the year ended December 31, 1997.

         4.1      Rights Agreement, as amended, between and among AGCO Corporation and SunTrust Bank, as rights agent, dated as of April 27, 1994 incorporated by reference to the Registrant's
                  Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 and the Registrant's Form
                  8-A/A dated August 8, 1999.

         4.2      Indenture between AGCO Corporation and SunTrust Bank, as Trustee, dated as of March 20,
                  1996, incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

         4.3      Indenture among AGCO Corporation, as Issuer, the Guarantors named therein, and SunTrust
                  Bank, as Trustee, dated as of April 17, 2001, incorporated by reference to the Registrant's
                  Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         4.4      Registration Rights Agreement, dated April 11, 2001, among AGCO Corporation, Credit Suisse
                  First Boston Corporation, Bear, Stearns & Co. Inc. and SunTrust Equitable Securities,
                  incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         4.5      Form of 9 1/2% Senior Note due 2008 (included in Exhibit 4.3).

         5.1      Opinion of Troutman Sanders LLP.

         10.1     1991 Stock Option Plan, as amended, incorporated by reference to the Registrant's Annual
                  Report on Form 10-K for the year ended December 31, 1998.*

         10.2     Form of Stock Option Agreements (Statutory and Nonstatutory) incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 33-43437) dated April 16, 1992.*

         10.3     Amended and Restated Long-Term Incentive Plan (LTIP III) incorporated by reference to the
                  Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.*

         10.4     Nonemployee Director Stock Incentive Plan, as amended incorporated by reference to the
                  Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.*

         10.5     Management Incentive Compensation Plan incorporated by reference to the Registrant's Annual
                  Report on Form 10-K for the year ended December 31, 1995.*

         10.6     2001 Stock Option Plan incorporated by reference to the Registrant's Quarterly Report on
                  Form 10-Q for the quarter ended March 31, 2001.*

         10.7     Credit Agreement dated as of April 17, 2001, among AGCO Corporation, Cooperatieve Centrale
                  Raiffeisen-Boerenleenbank B.A. and the other parties named therein incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         10.8     Employment and Severance Agreement by and between AGCO Corporation and Robert J. Ratliff incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 1995.*

         10.9     Employment and Severance Agreement by and between AGCO Corporation and John M. Shumejda incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 1995.*

         10.10    Employment and Severance Agreement by and between AGCO Corporation and Edward R. Swingle incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 1999.*

         10.11    Employment and Severance Agreement by and between AGCO Corporation and Norman L. Boyd incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 2000.*

         10.12    Employment and Severance Agreement by and between AGCO Corporation and Aaron D. Jones incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 2000.*

         10.13    Receivables Purchase Agreement dated as of January 27, 2000 among AGCO Corporation, AGCO
                  Funding Corporation and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., as
                  administrative agent, incorporated by reference to the Registrant's Annual Report on Form
                  10-K for the year ended December 31, 1999.

         12.1     Statement re: Computation of Ratio of Earnings to Combined Fixed Charges.

         23.1     Consent of Troutman Sanders LLP (included in Exhibit 5.1).

         23.2     Consent of Arthur Andersen LLP, independent public accountants.

         23.3     Consent of KPMG LLP, independent certified public accountants, for financial statements of
                  AGCO Finance LLC.

         23.4     Consent of KPMG LLP, independent certified public accountants, for financial statements of
                  Ag-Chem Equipment Co., Inc.

         23.5     Consent of KPMG LLP, independent certified public accountants, for financial statements of
                  Redball, LLC.

         25.1     Statement of Eligibility of Trustee on Form T-1.

         99.1     Form of Letter of Transmittal for 9 1/2% Senior Notes due 2008.

         99.2     Form of Notice of Guaranteed Delivery for 9 1/2% Senior Notes due 2008.

         99.3     Form of Letter to Clients for 9 1/2% Senior Notes due 2008.

         99.4     Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees for
                  9 1/2% Senior Notes due 2008.

----------------
* Management contract or compensatory plan or arrangement.


         (b) Financial Statement Schedules:

         None.

ITEM 22.      UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 12, 2001.


                           AGCO CORPORATION

                           By:   /s/ John M. Shumejda
                                 -----------------------------------------------
                                 John M. Shumejda
                                 President and Chief Executive Officer


                           AG-CHEM EQUIPMENT CO., INC.

                           By:   /s/ R.A. Hess
                                 -----------------------------------------------
                                 Ron A. Hess
                                 President


                           AGCO VENTURES LLC

                           By:   AGCO CORPORATION, its sole member

                                 By:    /s/ John M. Shumejda
                                        ----------------------------------------
                                        John M. Shumejda
                                        President and Chief Executive Officer


                           HAY & FORAGE INDUSTRIES

                           By:   HESSTON VENTURES CORPORATION

                                 By:    /s/ Donald R. Millard
                                        ----------------------------------------
                                        Donald R. Millard
                                        President

                           By:   AGCO VENTURES LLC

                                 By:  AGCO CORPORATION, its sole member

                                      By: /s/ John M. Shumejda
                                          --------------------------------------
                                          John M. Shumejda
                                          President and Chief Executive Officer


                           HESSTON VENTURES CORPORATION

                           By:   /s/ Donald R. Millard
                                 -----------------------------------------------
                                 Donald R. Millard
                                 President

                           AG-CHEM MANUFACTURING CO., INC.

                           By:   /s/ R.A. Hess
                                 -----------------------------------------------
                                 Ron A. Hess
                                 President


                           AG-CHEM SALES CO., INC.

                           By:   /s/ R.A. Hess
                                 -----------------------------------------------
                                 Ron A. Hess
                                 President


                           AG-CHEM EQUIPMENT INTERNATIONAL, INC.

                           By:   /s/ R.A. Hess
                                 -----------------------------------------------
                                 Ron A. Hess
                                 President


                           LOR*AL PRODUCTS, INC.

                           By:   /s/ R.A. Hess
                                 -----------------------------------------------
                                 Ron A. Hess
                                 President


                           AG-CHEM EQUIPMENT CANADA, LTD.

                           By:   /s/ R.A. Hess
                                 -----------------------------------------------
                                 Ron A. Hess
                                 President

                                AGCO CORPORATION

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated below.


        Signature                                  Title                                   Date
        ---------                                  -----                                   ----
/s/ Robert J. Ratliff                      Chairman of the Board                       July 12, 2001
---------------------------
Robert J. Ratliff


/s/ John M. Shumejda             President and Chief Executive Officer, Director       July 12, 2001
---------------------------             (Principal Executive Officer)
John M. Shumejda


/s/ Donald R. Millard         Senior Vice President and Chief Financial Officer        July 12, 2001
---------------------------      (Principal Financial Officer and Principal
Donald R. Millard                            Accounting Officer)


/s/ Henry J. Claycamp                             Director                             July 12, 2001
---------------------------
Henry J. Claycamp


/s/ Wolfgang Deml                                 Director                             July 12, 2001
---------------------------
Wolfgang Deml


/s/ Gerald B. Johanneson                          Director                             July 12, 2001
---------------------------
Gerald B. Johanneson


/s/ Anthony D. Loehnis                            Director                             July 12, 2001
---------------------------
Anthony D. Loehnis


/s/ Wolfgang Sauer                                Director                             July 12, 2001
---------------------------
Wolfgang Sauer


/s/ W. Wayne Booker                               Director                             July 12, 2001
---------------------------
W. Wayne Booker


/s/ Curtis E. Moll                                Director                             July 12, 2001
---------------------------
Curtis E. Moll


/s/ David E. Momot                                Director                             July 12, 2001
---------------------------
David E. Momot


/s/ Hendrikus Visser                              Director                              July 3, 2001
---------------------------
Hendrikus Visser

                         AG-CHEM EQUIPMENT CANADA, LTD.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated below.


            Signature                                               Title                                  Date
            ---------                                               -----                                  ----
/s/ R.A. Hess                                                     President                           July 12, 2001
------------------------------------                     (Principal Executive Officer)
Ron A. Hess


/s/ Donald R. Millard                                           Vice President                         July 12, 2001
------------------------------------              (Principal Financial Officer and Principal
Donald R. Millard                                             Accounting Officer)


/s/ Stephen D. Lupton                                              Director                            July 12, 2001
------------------------------------
Stephen D. Lupton

                           AG-CHEM EQUIPMENT CO., INC.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated below.

              Signature                                             Title                                   Date
              ---------                                             -----                                   ----
/s/ R.A. Hess                                                       President                            July 12, 2001
------------------------------------                     (Principal Executive Officer)
Ron A. Hess


/s/ Donald R. Millard                                     Vice President and Director                   July 12, 2001
------------------------------------              (Principal Financial Officer and Principal
Donald R. Millard                                             Accounting Officer)


                      AG-CHEM EQUIPMENT INTERNATIONAL, INC.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and as of the dates below.

            Signature                                               Title                                   Date
            ---------                                               -----                                   ----
/s/ R.A. Hess                                                     President                             July 12, 2001
------------------------------------                     (Principal Executive Officer)
Ron A. Hess


/s/ Donald R. Millard                                           Vice President                          July 12, 2001
------------------------------------              (Principal Financial Officer and Principal
Donald R. Millard                                            Accounting Officer)



/s/ Stephen D. Lupton                                              Director                             July 12, 2001
------------------------------------
Stephen D. Lupton

                         AG-CHEM MANUFACTURING CO., INC.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated below.

            Signature                                               Title                                   Date
            ---------                                               -----                                   ----
/s/ R.A. Hess                                                       President                            July 12, 2001
------------------------------------                     (Principal Executive Officer)
Ron A. Hess


/s/ Donald R. Millard                                           Vice President                          July 12, 2001
------------------------------------              (Principal Financial Officer and Principal
Donald R. Millard                                             Accounting Officer)



/s/ Stephen D. Lupton                                              Director                             July 12, 2001
------------------------------------
Stephen D. Lupton

                             AG-CHEM SALES CO., INC.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated below.


            Signature                                               Title                                   Date
            ---------                                               -----                                   ----
/s/ R.A. Hess                                                      President                            July 12, 2001
------------------------------------                     (Principal Executive Officer)
Ron A. Hess


/s/ Donald R. Millard                                           Vice President                          July 12, 2001
------------------------------------              (Principal Financial Officer and Principal
Donald R. Millard                                             Accounting Officer)


/s/ Stephen D. Lupton                                              Director                             July 12, 2001
------------------------------------
Stephen D. Lupton

                                AGCO VENTURES LLC

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated below.


            Signature                                               Title                                   Date
            ---------                                               -----                                   ----
/s/ Robert J. Ratliff                             Chairman of the Board of AGCO Corporation*            July 12, 2001
------------------------------------
Robert J. Ratliff

/s/ John M. Shumejda                          President and Chief Executive Officer, Director of        July 12, 2001
------------------------------------                           AGCO Corporation*
John M. Shumejda                                         (Principal Executive Officer)



/s/ Donald R. Millard                        Senior Vice President and Chief Financial Officer of       July 12, 2001
------------------------------------                           AGCO Corporation*
Donald R. Millard                                 (Principal Financial Officer and Principal
                                                              Accounting Officer)


*    AGCO Corporation is the sole member of AGCO Ventures LLC

                             HAY & FORAGE INDUSTRIES

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated below.


            Signature                                               Title                                    Date
            ---------                                               -----                                    ----
/s/ Robert J. Ratliff                              Chairman of the Board of AGCO Corporation*             July 12, 2001
------------------------------------
Robert J. Ratliff


/s/ John M. Shumejda                           President and Chief Executive Officer, Director of         July 12, 2001
------------------------------------                            AGCO Corporation*
John M. Shumejda                                          (Principal Executive Officer)


/s/ Donald R. Millard                         Senior Vice President and Chief Financial Officer of        July 12, 2001
------------------------------------            AGCO Corporation,* and President and Director of
Donald R. Millard                                        Hesston Ventures Corporation**
                                              (Principal Financial Officer and Principal Accounting
                                                                    Officer)


* AGCO Corporation is the sole member of AGCO Ventures LLC, which is a partner of Hay & Forage Industries
** Hesston Ventures Corporation is a partner of Hay & Forage Industries

                          HESSTON VENTURES CORPORATION

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated below.


            Signature                                               Title                                   Date
            ---------                                               -----                                   ----
/s/ Donald R. Millard                                       President and Director                      July 12, 2001
------------------------------------           (Principal Executive Officer, Principal Financial
Donald R. Millard                                  Officer and Principal Accounting Officer)


/s/ David K. Williams                                       Treasurer and Director                      July 12, 2001
------------------------------------
David K. Williams


/s/ Stephen D. Lupton                                              Director                             July 12, 2001
------------------------------------
Stephen D. Lupton

                              LOR*AL PRODUCTS, INC.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated below.


            Signature                                               Title                                   Date
            ---------                                               -----                                   ----
/s/ R.A. Hess                                                     President                            July 12, 2001
------------------------------------                     (Principal Executive Officer)
Ron A. Hess


/s/ Donald R. Millard                                           Vice President                          July 12, 2001
------------------------------------              (Principal Financial Officer and Principal
Donald R. Millard                                             Accounting Officer)


/s/ Stephen D. Lupton                                              Director                             July 12, 2001
------------------------------------
Stephen D. Lupton

                                  EXHIBIT INDEX


       EXHIBIT
        NUMBER    DESCRIPTION OF EXHIBITS
       ---------------------------------------------------------------------------------------------------------
         1.1      Purchase Agreement, dated April 11, 2001, among AGCO Corporation, Credit Suisse First Boston
                  Corporation, Bear, Stearns & Co. Inc. and SunTrust Equitable Securities

         3.1      Certificate of Incorporation of AGCO Corporation incorporated by reference to the
                  Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

         3.2      Certificate of Designation for Class A Convertible Preferred Stock incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         3.3      By-Laws of AGCO Corporation incorporated by reference to the Registrant's Annual Report on
                  Form 10-K for the year ended December 31, 1997.

         4.1      Rights Agreement, as amended, between and among AGCO Corporation and SunTrust Bank, as rights agent, dated as of April 27, 1994 incorporated by reference to the Registrant's
                  Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 and the Registrant's Form
                  8-A/A dated August 8, 1999.

         4.2      Indenture between AGCO Corporation and SunTrust Bank, as Trustee, dated as of March 20,
                  1996, incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

         4.3      Indenture among AGCO Corporation, as Issuer, the Guarantors named therein, and SunTrust
                  Bank, as Trustee, dated as of April 17, 2001, incorporated by reference to the Registrant's
                  Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         4.4      Registration Rights Agreement, dated April 11, 2001, among AGCO Corporation, Credit Suisse
                  First Boston Corporation, Bear, Stearns & Co. Inc. and SunTrust Equitable Securities,
                  incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         4.5      Form of 9 1/2% Senior Note due 2008 (included in Exhibit 4.3)

         5.1      Opinion of Troutman Sanders LLP.

         10.1     1991 Stock Option Plan, as amended, incorporated by reference to the Registrant's Annual
                  Report on Form 10-K for the year ended December 31, 1998.*

         10.2     Form of Stock Option Agreements (Statutory and Nonstatutory) incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 33-43437) dated April 16, 1992.*

         10.3     Amended and Restated Long-Term Incentive Plan (LTIP III) incorporated by reference to the
                  Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.*

         10.4     Nonemployee Director Stock Incentive Plan, as amended incorporated by reference to the
                  Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.*

         10.5     Management Incentive Compensation Plan incorporated by reference to the Registrant's Annual
                  Report on Form 10-K for the year ended December 31, 1995.*

         10.6     2001 Stock Option Plan incorporated by reference to the Registrant's Quarterly Report on
                  Form 10-Q for the quarter ended March 31, 2001.*

         10.7     Credit Agreement dated as of April 17, 2001, among AGCO Corporation, Cooperatieve Centrale
                  Raiffeisen-Boerenleenbank B.A. and the other parties named therein incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         10.8     Employment and Severance Agreement by and between AGCO Corporation and Robert J. Ratliff incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 1995.*

         10.9     Employment and Severance Agreement by and between AGCO Corporation and John M. Shumejda incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 1995.*

         10.10    Employment and Severance Agreement by and between AGCO Corporation and Edward R. Swingle incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 1999.*

         10.11    Employment and Severance Agreement by and between AGCO Corporation and Norman L. Boyd incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 2000.*

         10.12    Employment and Severance Agreement by and between AGCO Corporation and Aaron D. Jones incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 2000.*

         10.13    Receivables Purchase Agreement dated as of January 27, 2000 among AGCO Corporation, AGCO
                  Funding Corporation and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., as
                  administrative agent, incorporated by reference to the Registrant's Annual Report on Form
                  10-K for the year ended December 31, 1999.

         12.1     Statement re: Computation of Ratio of Earnings to Combined Fixed Charges.

         23.1     Consent of Troutman Sanders LLP (included in Exhibit 5.1).

         23.2     Consent of Arthur Andersen LLP, independent public accountants.

         23.3     Consent of KPMG LLP, independent certified public accountants, for financial statements of
                  AGCO Finance LLC.

         23.4     Consent of KPMG LLP, independent certified public accountants, for financial statements of
                  Ag-Chem Equipment Co., Inc.

         23.5     Consent of KPMG LLP, independent certified public accountants, for financial statements of
                  Redball, LLC.

         25.1     Statement of Eligibility of Trustee on Form T-1.

         99.1     Form of Letter of Transmittal for 9 1/2% Senior Notes due 2008.

         99.2     Form of Notice of Guaranteed Delivery for 9 1/2% Senior Notes due 2008.

         99.3     Form of Letter to Clients for 9 1/2% Senior Notes due 2008.

         99.4     Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees for
                  9 1/2% Senior Notes due 2008.

----------------------
* Management contract or compensatory plan or arrangement.